UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
RPM INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
LETTER TO STOCKHOLDERS
To RPM International Inc. Stockholders:
I would like to extend a personal invitation for you to participate in this year’s Annual Meeting of RPM Stockholders, which will be held in virtual meeting format on Thursday, October 3, 2024 at 1:30 p.m., Eastern Daylight Time.
At this year’s Annual Meeting, you will vote (i) to adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to require the annual election of Directors, (ii) on the election of three Directors, (iii) in a non-binding, advisory capacity, on a proposal to approve our executive compensation, (iv) to approve and adopt the Company’s 2024 Omnibus Equity and Incentive Plan and (v) on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending May 31, 2025. We also look forward to giving you a report on the first quarter of our current fiscal year, which ends on August 31. As in the past, there will be a discussion of the Company’s business, during which time your questions and comments will be welcomed.
This year’s Annual Meeting will be held in virtual format through a live webcast. You will not be able to attend the Annual Meeting physically in person. You will be able to vote and submit questions by visiting www.virtualshareholdermeeting.com/RPM2024 and participating live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on your notice of internet availability or the enclosed proxy card.
All stockholders are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting virtually, voting in advance via the internet or the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do participate in the Annual Meeting virtually, you may, of course, withdraw your Proxy should you wish to vote during the Annual Meeting.
On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.
Sincerely yours,

Frank C. Sullivan
Chair and Chief Executive Officer

August 22, 2024
RPM INTERNATIONAL INC. 2628 PEARL ROAD MEDINA, OHIO 44256 330-273-5090

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
Notice is hereby given that the Annual Meeting of Stockholders of RPM International Inc. will be held on Thursday, October 3, 2024, at 1:30 p.m., Eastern Daylight Time, for the following purposes:
Items to be Voted on
1	To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to require the annual election of Directors;
2	To elect three Directors to serve in Class II of the Board;
3	To hold a non-binding, advisory vote to approve the Company’s executive compensation;
4	To approve and adopt the Company’s 2024 Omnibus Equity and Incentive Plan;
5	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending May 31, 2025; and
6	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Meeting Details
DATE Thursday, October 3, 2024	VIRTUAL MEETING Online at www.virtualshareholder meeting.com/RPM2024
TIME 1:30 p.m., Eastern Daylight Time	RECORD DATE Friday, August 9, 2024
This year’s Annual Meeting will be held in virtual format through a live webcast. Stockholders will not be able to attend the Annual Meeting physically in person. Stockholders will be able to vote and submit questions by visiting www.virtualshareholdermeeting.com/RPM2024 and participating live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on your notice of internet availability or the enclosed proxy card.
Holders of shares of Common Stock of record at the close of business on August 9, 2024 are entitled to receive notice of and to vote at the Annual Meeting.
By Order of the Board of Directors.
Edward W. Moore, Secretary
August 22, 2024
Your Vote is Important RPM INTERNATIONAL INC. 2628 PEARL ROAD MEDINA, OHIO 44256 330-273-5090

2024 PROXY STATEMENT

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

2628 PEARL ROAD
MEDINA, OHIO 44256
PROXY STATEMENT
Mailed on or about August 22, 2024
Annual Meeting of Stockholders to be held on October 3, 2024
This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company” or “RPM”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 3, 2024, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.
The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the amendment of the Amended and Restated Certificate of Incorporation, (ii) FOR the election of the three nominees listed on the Proxy, (iii) FOR Proposal Three relating to the advisory vote on executive compensation, (iv) FOR the approval and adoption of the Company’s 2024 Omnibus Equity and Incentive Plan (the “2024 Omnibus Plan”) and (v) FOR ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2025.
Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.
The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, the Company has engaged a professional proxy solicitation firm, Innisfree M&A Incorporated (“Innisfree”), to assist it in soliciting proxies. The Company will pay a fee of approximately $20,000, plus expenses, to Innisfree for these services.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 3, 2024: Proxy materials for the Company’s Annual Meeting, including the 2024 Annual Report on Form 10-K and this Proxy Statement, are now available over the Internet by accessing the Investors section of our website at www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, Medina, Ohio 44256.
2024 Proxy Statement	1

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K.
Meeting Details	How to Vote
DATE Thursday, October 3, 2024	BY PHONE Call 1-800-690-6309 by 11:59 PM, Eastern Daylight Time, on October 2, 2024 for shares held directly or 11:59 PM, Eastern Daylight Time, on September 30, 2024 for shares held in a Plan
TIME 1:30 PM, Eastern Daylight Time	BY MAIL Sign, date and return your proxy card or voting instruction form by October 2, 2024
VIRTUAL MEETING Online at www.virtualshareholder meeting.com/RPM2024	BY TABLET OR SMARTPHONE Online at www.virtualshareholder meeting.com/RPM2024
RECORD DATE Shareholders of record on the close of business on August 9, 2024 are entitled to vote at the 2024 Annual Meeting.
BY INTERNET
Using your computer visit proxyvote.com until 11:59 PM, Eastern Daylight Time, on October 2, 2024 for shares held directly or 11:59 PM, Eastern Daylight Time, on September 30, 2024 for shares held in a Plan or vote online on October 3, 2024 during the Annual Meeting at: www.virtualshareholdermeeting.com/RPM2024

Voting Recommendations
Proposals		Board Recommendation	Page
1	To adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to require the annual election of Directors	FOR	12
2	To elect three Directors to serve in Class II of the Board	FOR each Director	13
3	To hold a non-binding, advisory vote to approve the Company’s executive compensation	FOR	32
4	To approve and adopt the Company’s 2024 Omnibus Equity and Incentive Plan (the “2024 Omnibus Plan”)	FOR	74
5	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending May 31, 2025	FOR	84
2	2024 Proxy Statement

PROXY SUMMARY
RPM International Inc.
RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The Company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The Company employs approximately 17,200 individuals worldwide.
The Company’s consolidated net sales, net income, diluted earnings per share and cash provided by operating activities for the fiscal year ended May 31, 2024, each a record for the Company, were as follows:
•	Consolidated net sales increased 1.1% to $7.34 billion in fiscal 2024 from $7.26 billion in fiscal 2023;
•	Net income attributable to RPM International Inc. stockholders increased 22.9% to $588.4 million in fiscal 2023 from $478.7 million in fiscal 2023;
•	Diluted earnings per share increased 22.6% to $4.56 in fiscal 2024 from $3.72 in fiscal 2023; and
•
Cash provided by operating activities increased to $1.12 billion in fiscal 2024 from $577.1 million in fiscal 2023, with the increase driven by improved profitability and working capital efficiency, both of which were enabled by MAP 2025 initiatives.

Increased Cash Dividend Every Year for 50 Consecutive Years
On October 5, 2023, the Board of Directors increased the quarterly dividend on shares of the Company’s Common Stock to $0.46 per share, an increase of 10.0% from the prior year and the highest ever paid by the Company. With a 50-year track record of a continuously increasing cash dividend, the Company is in an elite category of less than one-half of one percent of all publicly traded U.S. companies to have increased the dividend for this period of time or longer, according to Dividend Radar. Only 41 other publicly traded U.S. companies, besides the Company, have consecutively paid an increasing annual dividend for a longer period of time. During this timeframe, the Company has returned approximately $3.5 billion in cash dividends to its stockholders.
MAP 2025 Continues to Build on Success of MAP to Growth
In August 2022, the Company approved and announced its Margin Achievement Plan (“MAP”) 2025, which is a multi-year restructuring plan to build on the achievements of the Company’s successful Margin Acceleration Plan to Growth and designed to improve margins by streamlining business processes, reducing working capital, implementing commercial initiatives to drive improved mix and sales force effectiveness and improving operating efficiency. Initial phases of MAP 2025 have focused on commercial initiatives, operational efficiencies, and procurement. The Company’s goal is to achieve $465 million in incremental earnings before interest and taxes (“EBIT”) on a run-rate basis by the end of fiscal 2025. During fiscal 2023, the Company generated over $120 million of benefits from MAP 2025-related initiatives. For fiscal 2024, the Company generated over $160 million of run-rate benefits from MAP 2025-related initiatives, in-line with our fiscal 2024 run-rate target.
Stock Repurchase Program
During the fiscal year ended May 31, 2024, the Company repurchased 526,113 shares of Common Stock under this program at a cost of approximately $55.0 million, or an average cost of $104.50 per share. During the fiscal year ended May 31, 2023, the Company repurchased 598,653 shares of Common Stock under this program at a cost of approximately $50.0 million, or an average cost of $83.52 per share. During the fiscal year ended May 31, 2022, the Company repurchased 601,155 shares of Common Stock under this program at a cost of approximately $52.5 million, or an average cost of $87.33 per share. The maximum dollar amount that may yet be repurchased under the repurchase program was approximately $262.3 million at May 31, 2024.
Additional information regarding the Company’s stock repurchase program can be found in Note I of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.
Adoption of Proxy Access By-Law
In fiscal 2024, the Board of Directors approved and adopted an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to add a proxy access by-law. The proxy access by-law permits a stockholder or a group of up to 20 stockholders that has owned three percent or more of the Company’s outstanding Common Stock continuously for at least three years to
2024 Proxy Statement	3

PROXY SUMMARY
nominate, and include in the Company’s proxy materials for its Annual Meeting, candidates for Director constituting up to the greater of (i) two Directors or (ii) 20% of the number of the Company’s Directors then-serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the proxy access by-law.
Sustainability Goals
The Company’s sustainability goals for 2025 (using 2021 data as the baseline) include:
Reduce Scope 1 and Scope 2 greenhouse gas emissions from the Company’s facilities by 20% per ton of production	Reduce energy consumed in the Company’s facilities by 10% per ton of production	Identify and implement additional opportunities for water reuse and conservation, including actively evaluating and investing in the replacement of single-pass water discharge systems
The Company is currently undertaking a proactive, innovative project targeting more than 20 chemical compounds for elimination or substantial minimization globally from product formulations through, among other strategies, replacement with more sustainable alternative substances. This highly collaborative effort among sustainability, regulatory, technical and legal team leaders will make our products even safer and more sustainable for our employees, our customers and the environment. Ultimately, our continued development and expansion of more eco-friendly technology will also give us a competitive commercial advantage. This project signifies the Company’s enduring commitment to conducting business by doing the right things, the right way, for the right reasons.
In addition to other information that can be found on its Building a Better World website, the Company includes EEO-1 data for 2023, 2022 and 2021.
Building a Better World Oversight Committee
The Company’s Building a Better World Oversight Committee supports the Company’s on-going commitment, consistent with the Company’s code of conduct set forth in The Values & Expectations of 168, to responsibly serve the Company’s stakeholders on matters relating to ESG topics such as the environment, health and safety, corporate social responsibility, diversity and inclusion, corporate governance, sustainability, climate change and other public policy trends, issues and concerns. A cross-functional committee chaired by the Company’s Vice President – Investor Relations and Sustainability, the Building a Better World Oversight Committee’s duties and responsibilities include:
•	Overseeing the Company’s sustainability program;
•
Determining which ESG risks and opportunities are of strategic significance to the Company, and recommending policies, practices and disclosures relating to same to the Chief Executive Officer and the Board of Directors;

•	Reporting to the Governance and Nominating Committee of the Board of Directors concerning ESG matters; and
•	Developing a framework to monitor the Company’s compliance with ESG matters.
4	2024 Proxy Statement

PROXY SUMMARY
Corporate Governance
The Company is committed to meeting high standards of ethical behavior, corporate governance and business conduct. This commitment has led the Company to implement the following practices:
Board Independence
Ten of the eleven current Directors are independent under the Company’s Corporate Governance Guidelines and NYSE listing standards. All members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent.

Independent Directors Meetings	Independent Directors meet in executive sessions each year in January, April and July, without management present.
Lead Director	One independent Director serves as Lead Director.
Majority Voting for Directors
In an uncontested election, any nominee for Director who receives more votes “withheld” from his or her election than votes “for” such election is expected to tender his or her resignation for prompt consideration by the Governance and Nominating Committee and by the Board of Directors.

Director Tenure	The average tenure of our independent Directors will be 10.8 years as of the date of the Annual Meeting, and six of our current independent Directors have joined the Board of Directors since 2015.
Stock Ownership Guidelines for Directors and Executive Officers
The Company adopted stock ownership guidelines for Directors and executive officers in 2012, and the Company increased the stock ownership guidelines for Directors in 2014 and executive officers in 2022. Each of the Directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.

Annual Board and Chief Executive Officer Self-Evaluations
Each year, the Governance and Nominating Committee of the Board of Directors administers self-evaluations of the Board of Directors and its committees, and the Compensation Committee of the Board of Directors administers an evaluation of the Chief Executive Officer.

Hedging Transactions Prohibited	The Company’s insider trading policy prohibits short sales and hedging transactions of shares of the Company’s Common Stock by Directors, officers and employees.
Pledging Prohibited
The Company’s insider trading policy was amended in fiscal 2017 to provide that, effective as of June 1, 2017, pledging of shares of the Company’s Common Stock by Directors, officers and employees is prohibited, subject to limited exceptions.

Performance-Based Compensation	The Company relies heavily on performance-based compensation for executive officers, including awards of performance-based restricted stock.
Double-Trigger Vesting Provisions
The Amended and Restated RPM International Inc. 2014 Omnibus Equity and Incentive Plan (the “2014 Omnibus Plan”) and the proposed RPM International Inc. 2024 Omnibus Equity and Incentive Plan provide double-trigger vesting provisions for long-term equity awards.

Clawback Policies
Since 2012, the Company has maintained a clawback policy (the “Clawback Policy”) under which the Board of Directors may require reimbursement of certain bonuses or incentive compensation awarded to an executive officer if, as the result of that executive officer’s misconduct, the Company is required to restate all or a portion of its financial statements. In addition to the Clawback Policy, in October 2023 the Board of Directors adopted the RPM International Inc. Incentive-Based Compensation Clawback Policy (the “NYSE Clawback Policy”) in accordance with newly-adopted NYSE listing standards. The NYSE Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an Accounting Restatement (as defined in the NYSE Clawback Policy).

Chief Executive Officer Succession Planning	The Company’s succession plan, which the Board of Directors reviews annually, addresses both an unexpected loss of the Chief Executive Officer as well as longer-term succession.
The Values & Expectations of 168
The Company’s code of business conduct and ethics, entitled “The Values & Expectations of 168,” emphasizes individual responsibility and accountability, encourages reporting and dialogue about business practices, ethics, or integrity concerns, and focuses on the Company’s values of transparency, trust and respect.

Statement of Governance Policy
The Board of Directors adopted our Statement of Governance Policy in 2016, which recognizes that conducting our business in conformity with The Values & Expectations of 168 is essential to advancing our fundamental objective of building long-term stockholder value.

2024 Proxy Statement	5

PROXY SUMMARY
See also “Information Regarding Meetings and Committees of the Board of Directors” at page 24 for further information on the Company’s governance practices. Additional information about our majority voting policy appears under the caption “Voting Rights” on page 11.
RPM INTERNATIONAL INC. STATEMENT OF GOVERNANCE POLICY

RPM International’s fundamental objective is to build long-term stockholder value by profitably growing our businesses and consistently delivering strong financial performance. We think that our ability to generate value for our stockholders is inextricably linked to our ability to provide value to our principal stakeholders, including our customers and associates.
• We must continue to earn the ongoing commitment and trust of our stockholders by delivering the solid returns expected by them from an investment in RPM.
• We must continue to offer our customers innovative, high-quality products and services at competitive prices.
• We must attract and retain high-quality associates at every level of our organization, provide them with the tools they need to do their jobs, and compensate them in such a way as to closely align their interests with our long-term success.
• We must conduct our business in conformity with The Values & Expectations of 168, which encompass complying with all legal and ethical standards, and working to be exemplary corporate citizens.

We do not focus narrowly on efforts to maximize the short-term price of our stock, and think that such an approach is fundamentally misguided. Instead, we believe that emphasizing consistent value creation in our businesses will maximize the long-term value of our stockholders’ investment.

In short, we manage our businesses to create wealth for our stockholders. Creating value for our stakeholders is how we have achieved, and will continue to achieve, that objective.

6	2024 Proxy Statement

PROXY SUMMARY
Experience, Qualifications, Attributes, Skills and Diversity of Directors
The Board of Directors believes that all the Company’s Directors have specific employment and leadership experiences and skills that qualify them for service on the Board of Directors. Such qualities are included in their individual biographies and also summarized in the following table:
Director Qualifications and Experience	Kirkland B. Andrews	John M. Ballbach	Bruce A. Carbonari	Jenniffer D. Deckard	Salvatore D. Fazzolari	Robert A. Livingston	Frederick R. Nance	Ellen M. Pawlikowski	William B. Summers, Jr.	Elizabeth F. Whited	Frank C. Sullivan
Adherence to The Values & Expectations of 168 Understands and adheres to the code of conduct set forth in The Values & Expectations of 168	•	•	•	•	•	•	•	•	•	•	•
Leadership and Operating Experience Significant leadership and operating experience	•	•	•	•	•	•	•	•	•	•	•
Independence Satisfies the independence requirements of the NYSE and the SEC	•	•	•	•	•	•	•	•	•	•
Finance Experience Possesses the background, knowledge, and experience to provide the Company with valuable insight in overseeing the Company’s finances	•	•	•	•	•	•		•	•	•	•
Public Company Board and Corporate Governance Experience Experience serving on the boards of other publicly traded companies	•	•	•	•	•	•	•	•	•		•
Environmental, Social and Governance Experience Knowledge of and experience with ESG initiatives	•	•	•	•	•	•	•	•	•	•	•
Knowledge of the Company Experience with the Company for a period in excess of ten years			•		•		•		•		•
Diversity Contributes to the Board in a way that enhances perspectives through diversity in gender, ethnicity, race and cultural and other backgrounds				•			•	•		•
Merger and Acquisition Experience Possesses experience or insight related to mergers and acquisitions	•	•	•	•	•	•	•	•	•	•	•
Cybersecurity Experience Knowledge of and experience with cybersecurity matters	•	•			•			•			•
2024 Proxy Statement	7

PROXY SUMMARY

*	Upon John M. Ballbach’s retirement at the Annual Meeting, the authorized number of Directors will be fixed at ten. Mr. Ballbach is not included in the statistics shown above.
The Company has retained the services of a firm to assist the Governance and Nominating Committee in identifying potential Director candidates to add to the Board of Directors. In selecting potential Director candidates for nomination, the Governance and Nominating Committee desires to ensure that the proper balance of skills, knowledge, diversity, backgrounds and experience is represented on the Board of Directors. In addition, Director candidates should possess the personal qualities of integrity, commitment, entrepreneurship and courage. Under the “Rooney Rule,” which was adopted by the Governance and Nominating Committee in fiscal 2020, the Governance and Nominating Committee will include qualified candidates in its search who reflect diverse backgrounds, including diversity of gender and ethnicity. The goal of the Governance and Nominating Committee is to recommend one or more candidates to be appointed to the Board of Directors within the current fiscal year.
Enterprise-Wide Risk Oversight
The Board of Directors, assisted by its committees, oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of the Company’s business. See “Information Regarding Meetings and Committees of the Board of Directors – Role in Risk Oversight” for further information.
Executive Compensation
The Company’s executive compensation program utilizes a mix of base salary, annual cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Seventy-five percent (75%) of the votes cast on the Say-on-Pay proposal last year were voted in support of the compensation of our named executive officers, which was an increase over the prior year’s sixty-seven percent (67%) approval level. In connection with last year’s Say-on-Pay vote, the Company reached out to 16 of our largest stockholders representing approximately 47.5% of our shares of Common Stock outstanding (the “Stockholder Outreach Group”) in order to discuss, including with the Chair of the Compensation Committee, their views and understanding of the Company’s compensation practices. None of the members of the Stockholder Outreach Group requested a meeting or expressed any specific concerns about the Company’s executive compensation practices. A detailed discussion of this outreach is included in “Consideration of Last Year’s Say-on-Pay Vote” on page 36.
Overall Compensation Program Principles
Pay for performance – The Company’s general compensation philosophy is performance-based in that the Company’s executive officers should be well compensated for achieving strong operating and financial results. The Company engages in a rigorous process intended to provide its executive officers a fair level of compensation that reflects the Company’s positive operating financial results, the relative skills and experience of the individuals involved, Compensation Peer Group compensation levels and other similar benchmarks.
Compensation weighted toward at-risk pay – The mix of compensation of the Company’s named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). Maintaining this pay mix results in a pay-for-performance
8	2024 Proxy Statement

PROXY SUMMARY
orientation, which aligns to the Company’s compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance. For fiscal 2024, 59% of the earned amounts of the principal compensation components for our named executive officers in the aggregate was variable and tied to our performance.
Compensation Benchmark Study – In 2024, the Compensation Committee retained the professional consulting firm of Willis Towers Watson to conduct an executive compensation benchmark study. Based on its analysis and findings, Willis Towers Watson concluded that our Chief Executive Officer’s target total direct compensation was slightly lower than the 50th percentile with a large portion of compensation linked to performance-based equity. Overall, our named executive officers’ salaries and total target cash compensation are generally below the market median, and their long-term incentives and total direct compensation are generally at or above the market median.

Summary of Compensation Paid to Frank C. Sullivan, the Company’s Chief Executive Officer, in Fiscal 2024
•	Base salary – $1,065,000, which was a 7% increase over his fiscal 2023 base salary of $995,000; his base salary had been $995,000 for each of fiscal 2023, fiscal 2022, fiscal 2021 and fiscal 2020.
•	Annual cash incentive compensation – Annual cash incentive compensation of $1,580,000, which was $460,000 more than his fiscal 2023 annual cash incentive compensation.
•	Equity compensation – Mr. Sullivan received 11,140 Performance Earned Restricted Stock (“PERS”) for fiscal 2024.
•
Other compensation – Matching contribution of $13,800 under the Company’s 401(k); automobile allowance of $26,089; life insurance premiums of $192,905; matched charitable contributions of $2,000; and financial consulting fees of $15,750.

Stockholder Actions
Proposal One – Amendment of Amended and Restated Certificate of Incorporation (see page 12)
The Board of Directors has proposed an amendment to the Company’s Amended and Restated Certificate of Incorporation to require the annual election of Directors. The Board recommends that stockholders vote FOR the amendment of the Company’s Amended and Restated Certificate of Incorporation.
Proposal Two – Election of Directors (see pages 13 – 16)
The Board of Directors has nominated three candidates for election to serve in Class II of the Board. The Board recommends that stockholders vote FOR the election of each nominee.
2024 Proxy Statement	9

PROXY SUMMARY
Proposal Three – Advisory Vote to Approve the Company’s Executive Compensation (see pages 32 – 33)
The Board of Directors is seeking an advisory vote to approve the Company’s executive compensation. Before considering this proposal, please read the Compensation Discussion and Analysis in this Proxy Statement, which explains the Compensation Committee’s compensation decisions and how the Company’s executive compensation program aligns the interests of the executive officers with those of the Company’s stockholders. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that stockholders vote FOR the approval of the Company’s executive compensation.
Proposal Four – Approval and Adoption of 2024 Omnibus Plan (see pages 74 – 83)
The Company is seeking to approve and adopt the 2024 Omnibus Plan. The Board recommends that stockholders vote FOR the approval and adoption of the 2024 Omnibus Plan.
Proposal Five – Ratification of Appointment of Independent Registered Public Accounting Firm (see page 84)
The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025. The Board of Directors is seeking stockholder ratification of this appointment. The Board recommends that stockholders vote FOR ratification of the selection of Deloitte & Touche LLP.
VIRTUAL ANNUAL MEETING INFORMATION

The Company will be hosting a virtual Annual Meeting. Stockholders will be able to participate in the Annual Meeting online, in virtual meeting format, via live webcast. Provided below is the summary of the information that you will need to participate in the Annual Meeting:
• Stockholders can participate in the Annual Meeting online, in virtual meeting format, via live webcast over the Internet at www.virtualshareholdermeeting.com/RPM2024.
• You will need your unique control number, which is provided on your notice of internet availability or proxy card, to vote and submit questions during the Annual Meeting webcast.
• The webcast of the Annual Meeting will begin at 1:30 p.m., Eastern Daylight Time.
•  Instructions as to how to participate via the Internet, including how to verify stock ownership, are available at www.virtualshareholdermeeting.com/RPM2024.
• If you have questions regarding how vote your shares of Common Stock, you may call Innisfree M&A Incorporated, at (877) 800-5195 (Toll Free).
• Replay of the Annual Meeting webcast will be available until October 2, 2025.

10	2024 Proxy Statement

Voting Rights
The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 9, 2024 (the “Record Date”). On that date, the Company had      shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.
Under the rules of the New York Stock Exchange, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposals One, Two, Three and Four are considered non-routine matters. Unless you instruct the bank, broker or other intermediary that holds your shares to vote on Proposals One, Two, Three and Four, no votes will be cast on your behalf with respect to those proposals. Therefore, it is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposals One, Two, Three and Four. Proposal Five is considered a routine matter and, therefore, broker non-votes are not expected to exist on Proposal Five.
For approval, Proposal One must receive the affirmative vote of at least 80% of the outstanding shares of Common Stock. In voting for Proposal One, votes may be cast in favor, against or abstained. Abstentions and broker non-votes will have the effect of a vote against Proposal One.
For Proposal Two, nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting.
Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected but receives a majority of “withheld” votes. In an uncontested election, the Board of Directors expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board of Directors shall fill Board vacancies and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board of Directors for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.
Proposals Three, Four and Five will be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for Proposals Three, Four and Five, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.
Pursuant to the By-Laws, any other matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Certificate, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting on such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against any such matter. Broker non-votes, however, are not counted as present for purposes of determining whether any such matter has been approved and will have no effect on the outcome of such matter.
If you have any questions or need any assistance in voting your shares of Common Stock, please contact the Company’s proxy solicitor:
Innisfree M&A Incorporated
(877) 800-5195 (Toll Free)
2024 Proxy Statement	11

PROPOSAL ONE
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Currently, the Certificate divides the Board of Directors into three classes (Class I, Class II and Class III), each with a three-year term. The terms of the classes are staggered, such that only one of the three classes stands for election for a three-year term at each Annual Meeting of Stockholders.
The Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate to declassify the Board of Directors to allow the stockholders of the Company to vote on the election of the entire Board of Directors on an annual basis, rather than on a staggered basis. Accordingly, the Board of Directors has resolved to recommend that the stockholders of the Company approve the amendment to the Certificate set forth on Appendix A attached hereto (the “Certificate Amendment”).
Under the Certificate Amendment, Directors standing for election at each Annual Meeting of Stockholders, commencing with the Annual Meeting, will be elected for a term expiring at the next Annual Meeting of Stockholders following their election and until their respective successors are elected and qualified. The Certificate Amendment will not shorten the term of any current Director. If the Certificate Amendment is approved by the stockholders of the Company by the requisite vote at the Annual Meeting, then the Certificate Amendment will become effective immediately upon the filing of the Certificate Amendment with the office of the Secretary of State of the State of Delaware, which we intend to do during the course of the Annual Meeting if this proposal is approved, and it will apply to the election of Directors at the Annual Meeting.
If the Certificate Amendment is approved by the Company’s stockholders:
•
the classification of the Board of Directors will be phased out over the next three Annual Meetings, such that (i) at the Annual Meeting, each of the Directors in Class II will be elected to hold office for a term of one year, (ii) at the 2025 Annual Meeting of Stockholders, each of the Directors in Class I and Class II will be elected to hold office for a term of one year, and (iii) at the 2026 Annual Meeting of Stockholders, each of the Directors in Class I, Class II and Class III will be elected to hold office for a term of one year, and thereafter the classification of the Board of Directors will terminate in its entirety, and

•	the term of office of the persons elected as Directors in Class II at this year’s Annual Meeting will expire at the time of the 2025 Annual Meeting of Stockholders.
If the Certificate Amendment is not approved by the Company’s stockholders by the requisite vote at the Annual Meeting, the Company will continue to have a classified board as currently provided by the Certificate.
For approval, the Certificate Amendment must be approved by the affirmative vote of at least 80% of the voting power of the outstanding shares of Common Stock as of the Record Date. The description of the Certificate Amendment in this Proxy Statement is qualified in its entirety by reference to the Certificate Amendment, which is attached hereto as Appendix A.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
Your Board recommends a vote “FOR” this Amendment.

12	2024 Proxy Statement

PROPOSAL TWO
ELECTION OF DIRECTORS
The authorized number of Directors of the Company presently is fixed at 11, with the Board of Directors divided into three Classes. Currently, each of Class I and Class II has four Directors, and Class III has three Directors.
John M. Ballbach, a Director in Class II, will retire as a Director effective as of the expiration of his term at this year’s Annual Meeting and after six years of service on the Board of Directors. Upon Mr. Ballbach’s retirement, the authorized number of Directors of the Company will be fixed at ten.
If Proposal One is approved by the Company’s stockholders:
•
the classification of the Board of Directors will be phased out over the next three Annual Meetings, such that (i) at the Annual Meeting, each of the Directors in Class II will be elected to hold office for a term of one year, (ii) at the 2025 Annual Meeting of Stockholders, each of the Directors in Class I and Class II will be elected to hold office for a term of one year, and (iii) at the 2026 Annual Meeting of Stockholders, each of the Directors in Class I, Class II and Class III will be elected to hold office for a term of one year, and thereafter the classification of the Board of Directors will terminate in its entirety, and

•	the term of office of the persons elected as Directors in Class II at this year’s Annual Meeting will expire at the time of the 2025 Annual Meeting of Stockholders.
If Proposal One is not approved by the Company’s stockholders:
•
the term of office of one Class of Directors will expire each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time will continue to be elected to hold office for a term of three years, and

•	the term of office of the persons elected as Directors in Class II at this year’s Annual Meeting will expire at the time of the 2027 Annual Meeting of Stockholders.
Each Director in Class II will serve until the expiration of such Director’s term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class II are Bruce A. Carbonari, Jenniffer D. Deckard and Salvatore D. Fazzolari. Ms. Deckard and Messrs. Carbonari and Fazzolari currently serve as Directors in Class II.
The Proxy holders named in the accompanying Proxy (or their substitutes) will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election of the three nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee becomes unavailable for election (which is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for a substitute nominee named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named below or any substitute nominee.
Your Board recommends a vote “FOR” each director nominee.
Class II Director Nominees • Bruce A. Carbonari • Jenniffer D. Deckard • Salvatore D. Fazzolari
All currently serve as Directors in Class II.

2024 Proxy Statement	13

Nominees for Election
Bruce A. Carbonari Director since 2002 Age: 68 Committees: Executive, Governance and Nominating Class: Class II Director Nominee Shares of Common Stock beneficially owned: 42,521
Experience
Retired Chair and Chief Executive Officer, Fortune Brands, Inc., a diversified consumer products company. Prior to his retirement, Mr. Carbonari served as the Chair and Chief Executive Officer of Fortune Brands from 2008 to 2011, and as its President and Chief Executive Officer from 2007 to 2008. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chair and Chief Executive Officer from 2005 until 2007 and as President and Chief Executive Officer from 2001 to 2005. Mr. Carbonari was the President and Chief Executive Officer of Fortune Brands Kitchen and Bath Group from 1998 to 2001 and was previously the President and Chief Executive Officer of Moen, Inc. from 1990 to 1998. Prior to joining Moen in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981.

Reasons for Nomination
The Board of Directors has determined that Mr. Carbonari should serve as a Director because of his extensive executive management experience, including his service as Chair and Chief Executive Officer of Fortune Brands, Inc. In that position, Mr. Carbonari dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today.
	Key Skills • Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

14	2024 Proxy Statement

Jenniffer D. Deckard Director since 2015 Age: 58 Committee: Audit Class: Class II Director Nominee Shares of Common Stock beneficially owned: 14,845
Experience
Chief Finance and Administrative Officer of The Sisters of Notre Dame of the United States (“SND”). The SND is a community of religious women whose ministries include, but are not limited to, the founding and serving of dozens of faith-based educational institutions from pre-schools to a college, multiple faith-based retirement communities and a hospital. Ms. Deckard is the first lay person to manage finances, administration and operations for the SND.
Former President and Chief Executive Officer of Covia Holdings Corporation, a leading provider of minerals and materials solutions for the industrial and energy markets (formerly, NYSE: CVIA). Ms. Deckard also served as a director on Covia’s board of directors from 2018 until May 2019. Covia filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in June 2020. Ms. Deckard previously served as President, Chief Executive Officer and director of Fairmount Santrol Holdings Inc. from 2013 until 2018, when Fairmount Santrol and Unimin Corporation merged to form Covia. Previously, Ms. Deckard served as Fairmount Santrol’s President from 2011 until 2013, Vice President of Finance and Chief Financial Officer from 1999 until 2011, Corporate Controller from 1996 to 1999 and Accounting Manager from 1994 until 1996. Ms. Deckard also serves on the board of the Great Lakes Construction Company, an Ohio-based heavy civil engineering and construction company, where Ms. Deckard serves on the board’s investment, audit and ESOP advisory committees. Ms. Deckard also serves on the non-profit boards of the University Hospitals and the Edwins Foundation, serving on the finance committee for University Hospitals. Ms. Deckard received a bachelor of science from the University of Tulsa and a M.B.A. degree from Case Western Reserve University.

Reasons for Nomination
The Board of Directors has determined that Ms. Deckard should serve as a Director because of her extensive executive management experience and financial expertise, including her service as President and Chief Executive Officer of Covia. In that position, Ms. Deckard dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. She was integral in the creation of Fairmount Santrol’s (and later Covia’s) industry-leading sustainable development program and has significant experience in ESG-related matters. With her extensive financial background, Ms. Deckard is a financial expert for the Company’s Audit Committee. Ms. Deckard also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.
	Key Skills • Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

2024 Proxy Statement	15

Salvatore D. Fazzolari Director since 2013 Age: 72 Committees: Audit, Executive Class: Class II Director Nominee Shares of Common Stock beneficially owned: 19,549
Experience
Former Chair, President and Chief Executive Officer of Harsco Corporation (now known as Enviri Corp.), a global environmental solutions company. Mr. Fazzolari served as Chair and Chief Executive Officer of Harsco Corporation from 2008 until 2012, in addition to serving as its President from 2010 until 2012. During the course of his over 30 years of service to Harsco Corporation, Mr. Fazzolari held various other positions, including President (2006 – 2007), Chief Financial Officer (1998 – 2007) and Treasurer and Corporate Controller. Mr. Fazzolari is a certified public accountant (inactive) and a certified information systems auditor (inactive). He serves on the board of directors of Bollman Hat Company and RDG Companies (a developer, investor and general partner in real estate transactions). He previously served on the board of directors of Gannett Fleming, Inc. until December 2022. He earned his bachelor of business administration degree in accounting from Pennsylvania State University.

Reasons for Nomination
The Board of Directors has determined that Mr. Fazzolari should serve as a Director because of his extensive executive management experience, including his service as Chair, President and Chief Executive Officer of Harsco Corporation. In that position, Mr. Fazzolari dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government, environmental solutions and stockholder relations, that the Company deals with today. Mr. Fazzolari has almost four decades of extensive experience in the metals and minerals markets in developing innovative solutions that significantly improve the environment. His past board service includes chairing an audit committee where he was responsible for overseeing cybersecurity matters. Also, Mr. Fazzolari has extensive global experience, and because of his considerable financial background, he is a financial expert for the Company’s Audit Committee and serves as its chair.
	Key Skills • Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations • Environmental Solutions

16	2024 Proxy Statement

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
Kirkland B. Andrews Director since 2018 Age: 56 Committee: Audit Class: Director in Class I (term expiring in 2025) Shares of Common Stock beneficially owned: 11,628
Experience
Senior Vice President and Chief Financial Officer of Consolidated Edison, Inc. (NYSE: ED), one of the nation’s largest investor-owned energy-delivery companies (“Con Edison”), and Consolidated Edison Company of New York, Inc., since July 2024. Previously, Mr. Andrews served as Executive Vice President and Chief Financial Officer of Evergy, Inc. (NYSE: EVRG), a regulated utility holding company serving 1.6 million customers in Kansas and Missouri, from February 2021 until July 2024. From March 2020 until February 2021, Mr. Andrews had been a director of Evergy, where he was a member of the audit committee, the power delivery and safety committee, and the strategic review and operations committee. Prior to that, Mr. Andrews was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (NYSE: NRG) from 2011 until February 2021. Mr. Andrews was a director of NRG Yield, Inc. from 2012 until 2018 (when NRG Yield, Inc. became Clearway Energy, Inc.), and also served as Executive Vice President, Chief Financial Officer of NRG Yield, Inc. from 2012 to 2016. Mr. Andrews also previously served as Chief Financial Officer of GenOn Energy, Inc., a wholly-owned subsidiary of NRG, which filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in 2017. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities – Americas at Deutsche Bank Securities from 2009 to 2011. Prior to that, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from 2007 to 2009, and Head of Power M&A, Mergers and Acquisitions from 2005 to 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions.

Reasons for Nomination
Mr. Andrews was initially appointed as a Director pursuant to the Cooperation Agreement, dated June 27, 2018, among the Company and Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. related to, among other things, appointment of additional Directors to the Board of Directors. The Board of Directors has determined that Mr. Andrews should serve as a Director because of his extensive executive management experience and his considerable financial background as Con Edison’s Senior Vice President and Chief Financial Officer. At Con Edison, Mr. Andrews deals with many of the major issues, such as financial, strategic, technology, management development, acquisitions and capital allocation, that the Company deals with today. Also, with his extensive financial background, Mr. Andrews is a financial expert for the Company’s Audit Committee.

As previously disclosed in the Company’s Current Report on Form 8-K dated July 25, 2024, Mr. Andrews has informed the Board of Directors that he intends to step down as a Director before his term expires at the Annual Meeting of Stockholders in October 2025. The Board of Directors currently anticipates that the effective date of Mr. Andrews’ resignation will be at the conclusion of the Board of Directors’ regularly scheduled meeting on January 15, 2025. Mr. Andrews also will step down as a member of the Audit Committee at such time.
	Key Skills • Financial • Strategic • Technology	• Management Development • Acquisitions • Capital Allocation

2024 Proxy Statement	17

General Ellen M. Pawlikowski (Retired) Director since 2022 Age: 67 Committee: Governance and Nominating Class: Director in Class I (term expiring in 2025) Shares of Common Stock beneficially owned: 3,700
Experience
Gen. Pawlikowski is a retired four-star general of the U.S. Air Force and was the third woman to achieve this rank. In her last assignment, she served as Commander, Air Force Materiel Command, Wright-Patterson Air Force Base, Ohio, from 2015 until 2018. Gen. Pawlikowski entered active duty with the Air Force in 1982, and her distinguished 36-year career spanned a wide variety of technical management, leadership, and staff positions of increasing responsibility. She commanded five times as a general officer, commanding the MILSATCOM Systems Wing, the Air Force element of the National Reconnaissance Office, the Air Force Research Laboratory, the Space and Missile Systems Center, and Air Force Materiel Command. Nationally recognized for her leadership and technical management acumen, Gen. Pawlikowski has received the Women in Aerospace Life-Time Achievement Award, the National Defense Industrial Association’s Peter B. Teets Award, and the Air Force Association Executive Management Award. She is an Honorary Fellow of the American Institute of Aeronautics and Astronautics and a member of the National Academy of Engineers. She has served as a director of RTX Corporation (formerly Raytheon Technologies Corporation) (NYSE: RTX) since 2020. She was previously a director of Raytheon Company from 2018 until 2020, Intelsat S.A. from 2019 until February 2022, and Velo3D, Inc. (NYSE: VLD) from 2022 until June 2023.

Reasons for Nomination
The Board of Directors has determined that Gen. Pawlikowski should serve as a Director because of the extensive senior leadership and management experience she gained during her distinguished military career in which she ultimately became a four-star general in the U.S. Air Force. As Commander, Air Force Materiel Command, Gen. Pawlikowski commanded 80,000 personnel and managed a budget of $60 billion on an annual basis. Her responsibilities included addressing environmental, energy efficiency and conservation matters concerning U.S. Air Force operations, and Gen. Pawlikowski helped develop the U.S. Air Force’s cybersecurity plan. Her experience enables her to assist the Company with leadership development and provides a unique strategic perspective to the Company.
	Key Skills • Finance • Strategic • Technology • Cybersecurity • ESG	• ESG • Management Development • Acquisitions • Capital Allocation

18	2024 Proxy Statement

Frank C. Sullivan Director since 1995 Age: 63 Committee: Executive Class: Director in Class I (term expiring in 2025) Shares of Common Stock beneficially owned: 1,361,998
Experience
Chair, President and Chief Executive Officer, RPM International Inc. Mr. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001, Chief Executive Officer in 2002, and was elected Chair of the Board in 2008 and President in 2018. Since 2003, Mr. Sullivan has been a director of The Timken Company, a global manufacturer of engineered bearings and power transmission products (NYSE: TKR), where he serves on both Timken’s compensation committee and its nominating and corporate governance committee. He also serves on the boards of the American Coatings Association, the Cleveland Clinic, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership and the Ohio Business Roundtable.

Reasons for Nomination
The Board of Directors has determined that Mr. Sullivan should serve as a Director because of his role as the Company’s Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of another public company and non-profit organizations. The Board of Directors believes that Mr. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.
	Key Skills • Finance • Strategic • Leadership and Operating Experience • Acquisitions	• Capital Allocation • Vast Knowledge of the Company • Important Part of the Company’s Corporate Culture

2024 Proxy Statement	19

Elizabeth F. Whited Director since 2021 Age: 59 Committee: Compensation Class: Director in Class I (term expiring in 2025) Shares of Common Stock beneficially owned: 4,300
Experience
Elizabeth F. Whited is president of Union Pacific Corporation, one of America’s leading transportation companies (NYSE: UNP), where her responsibilities include the strategy, workforce resources, sustainability, law, corporate relations and government affairs functions. From February 2022 until July 2023, Ms. Whited served as Union Pacific’s executive vice president – sustainability and strategy, where she helped develop and implement Union Pacific’s strategic vision and led Union Pacific’s human resources organization, pioneering efforts to provide a world-class employee experience. Ms. Whited continues to lead environmental, social and governance (“ESG”) efforts at Union Pacific and was named to Constellation Research’s “ESG 50” in 2023 in recognition of Union Pacific’s strides in sustainability.
After joining Union Pacific in 1987, Ms. Whited held a variety of executive roles in strategic planning, investor relations, ESG, finance, and marketing and sales, including president of subsidiary Union Pacific Distributions Services. In 2016, she was named executive vice president and chief marketing officer, and in 2018, she was named executive vice president and human resource officer. Ms. Whited served as executive vice president – sustainability and strategy from February 2022 until she was appointed to her current role as president in July 2023. Ms. Whited holds a bachelor’s degree in business administration from the University of Iowa.

Reasons for Nomination
The Board of Directors has determined that Ms. Whited should serve as a Director because of her extensive management experience, including her service as president at Union Pacific as well as her prior executive roles. In those positions, Ms. Whited has dealt with many of the major issues, such as sustainability, strategic planning, human resources, investor relations, ESG, finance, and marketing and sales, that the Company deals with today.
	Key Skills • Sustainability • Strategic Planning • Human Resources • Stockholder Relations	• ESG • Finance • Acquisitions • Capital Allocation • Marketing and Sales

20	2024 Proxy Statement

Robert A. Livingston Director since 2017 Age: 70 Committees: Compensation, Executive Class: Director in Class III (term expiring in 2026) Shares of Common Stock beneficially owned: 16,159
Experience
Retired President and Chief Executive Officer, Dover Corporation, a $8.5 billion diversified manufacturer (NYSE: DOV). Mr. Livingston served as Dover’s President and Chief Executive Officer from 2008 until his retirement in 2018. Previously, he held positions with Dover business units Dover Engineered Systems, Inc. (as President and Chief Executive Officer) from 2007 until 2008, and Dover Electronics, Inc. (as President and Chief Executive Officer) from 2004 until 2007. Mr. Livingston was previously the President of Vectron International, Inc., a Dover business unit, from 2001 until 2004, and the Executive Vice President (from 1998 until 2001) and Vice President, Finance and Chief Financial Officer (from 1987 until 1998) of Dover Technologies, Inc. Prior to its acquisition by Dover in 1983, Mr. Livingston was Vice President, Finance of K&L Microwave, and continued to serve in that capacity until 1984, when he became Vice President and General Manager of K&L Microwave until 1987. Mr. Livingston was a director of Dover Corporation from 2008 until his retirement in 2018. Since December 2018, Mr. Livingston has been a director of Amphenol Corporation, a manufacturer of electrical and fiber optic connectors and interconnect systems (NYSE: APH), where he serves on Amphenol’s audit, compensation (which he chairs) and executive committees. Mr. Livingston received his B.S. degree in business administration from Salisbury University.

Reasons for Nomination
The Board of Directors has determined that Mr. Livingston should serve as a Director because of his extensive executive management experience, including his service as President and Chief Executive Officer of Dover. In that position, Mr. Livingston dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and investor relations, that the Company deals with today.
	Key Skills • Financial • Strategic • Technology • Compensation • Management Development	• Acquisitions • Capital Allocation • Government and Stockholder Relations

2024 Proxy Statement	21

Frederick R. Nance Director since 2007 Age: 70 Committees: Executive, Governance and Nominating Class: Director in Class III (term expiring in 2026) Shares of Common Stock beneficially owned: 8,180
Experience
Executive Group Member and Global DEI Counsel of Squire Patton Boggs (US) LLP, Attorneys-at-law, which serves clients from 40 offices across four continents. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire Patton Boggs directly from law school, became partner in 1987, served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007, and served as the firm’s Regional Managing Partner from 2007 until 2017. From 2017 until the end of 2022, Mr. Nance served as the firm’s Global Managing Partner. Mr. Nance also served two four-year terms on the firm’s worldwide, seven-person Management Committee. In addition to his duties at Squire Patton Boggs, where he heads the firm’s U.S. Sports and Entertainment practice representing clients including LeBron James, Mr. Nance serves on the board of the Cleveland Clinic, where he chairs the governance committee. Mr. Nance previously served on the board of the Greater Cleveland Partnership, which he chaired, and the board of McDonald & Company Investments, Inc. In 2015, Mr. Nance was inducted into the Northeast Ohio Business Hall of Fame.

Reasons for Nomination
The Board of Directors has determined that Mr. Nance should serve as a Director primarily due to his significant legal background and global management experience. As Global DEI Counsel of Squire Patton Boggs (US) LLP, Mr. Nance oversees a multinational staff pursuing diversity and inclusion efforts for thousands of partners and employees across the globe. Mr. Nance’s background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company. Mr. Nance also provides the Board of Directors a valuable perspective as a current or past member of the boards of several prominent local non-profit organizations.
	Key Skills • Management Development • Acquisitions • Capital Allocation	• Corporate Governance • Risk Management • Non-profit Organizations

22	2024 Proxy Statement

William B. Summers, Jr., Director since 2004 Age: 74 Committee: Compensation Class: Director in Class III (term expiring in 2026) Shares of Common Stock beneficially owned: 46,188
Experience
Retired Chair and Chief Executive Officer of McDonald Investments Inc., an investment banking and securities firm and a part of KeyBanc Capital Markets. Prior to his retirement, Mr. Summers served as Chair of McDonald Investments Inc. from 2000 to 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chair of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a director of Integer Holdings Corporation, a medical device outsource manufacturer (NYSE: ITGR), and a member of the advisory board of Citymark Capital. From 2004 until 2011, Mr. Summers was a director of Developers Diversified Realty Corporation. Mr. Summers was previously a member of the New York Stock Exchange board of directors and a member of the Nasdaq Stock Market board of directors, and served as the chair of the Nasdaq Stock Market board of directors for two years. Mr. Summers is a trustee of Baldwin Wallace University and a Life Trustee of the Rock & Roll Hall of Fame and Museum.

Reasons for Nomination
The Board of Directors has determined that Mr. Summers should serve as a Director because of his extensive executive management experience, including over 15 years of experience as Chair and Chief Executive Officer of McDonald Investments Inc., service on the boards of both the New York Stock Exchange and the Nasdaq Stock Market, and his experience serving as a director of other private and public companies. His experience enables Mr. Summers to provide keen insight and diverse perspectives on several critical areas impacting the Company, including capital markets, financial and external reporting, long-term strategic planning and business modeling. Mr. Summers also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.
	Key Skills • Finance • Strategic • Management Development • Acquisitions	• Capital Allocation • Non-profit Organizations

2024 Proxy Statement	23

Information Regarding Meetings and Committees of the Board of Directors
The Board of Directors has an Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Executive Committee has the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a code of business conduct and ethics (“The Values & Expectations of 168”) that applies to the Company’s Directors, officers and employees.
The charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, the Corporate Governance Guidelines and The Values & Expectations of 168 are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to the Vice President — Investor Relations and Sustainability, RPM International Inc., 2628 Pearl Road, Medina, Ohio 44256. The Company intends to disclose any amendments to The Values & Expectations of 168, and any waiver of The Values & Expectations of 168 granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.
Board Independence
The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. The Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards and the rules of the Commission. The Categorical Standards are available on the Company’s website at www.rpminc.com.
During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company’s senior management.
In July 2024, the Board of Directors performed its annual director independence review for fiscal 2025. As a result of this review, the Board of Directors determined that 10 out of 11 current Directors are independent, and that all members of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee are independent. The Board of Directors determined that Ms. Deckard, Gen. Pawlikowski, Ms. Whited, and Messrs. Andrews, Ballbach, Carbonari, Fazzolari, Livingston, Nance and Summers meet the Categorical Standards and are independent. In addition, they each satisfy the independence requirements of the NYSE. Mr. Sullivan is not considered to be independent because of his position as Chair and Chief Executive Officer of the Company.
As part of this review, the Board of Directors also considered common private and charitable board memberships among our executive officers and Directors. The Board of Directors does not believe that any of these common board memberships impairs the independence of the Directors.
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Committee Membership
Set forth below is the current membership of each of the Committees, with the number of meetings held during the fiscal year ended May 31, 2024:
Name	Audit Committee	Compensation Committee	Executive Committee	Governance and Nominating Committee
Kirkland B. Andrews	•
John M. Ballbach				•
Bruce A. Carbonari*			•	•
Jenniffer D. Deckard	•
Salvatore D. Fazzolari			•
Robert A. Livingston			•
Frederick R. Nance			•
Ellen M. Pawlikowski				•
William B. Summers, Jr.		•
Elizabeth F. Whited		•
Frank C. Sullivan
Number of Meetings	5	4	0	3
•  Committee Member    Committee Chair  * Lead Independent Director
Audit Committee Chair Salvatore D. Fazzolari Members Kirkland B. Andrews Jenniffer D. Deckard
Key Responsibilities
• The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor and prepares the report of the Audit Committee.
• The Audit Committee also oversees the Company’s cybersecurity and data privacy risk management programs, establishes procedures for the receipt of reports on cybersecurity, data privacy and other risks relevant to the Company’s information system controls and security, and establishes procedures for the receipt and review of reports of cybersecurity and data privacy incidents in accordance with the Company’s cybersecurity and data privacy escalation procedures.
• The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each of Ms. Deckard and Messrs. Andrews and Fazzolari also satisfies the NYSE accounting and financial management expertise requirements.

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CORPORATE GOVERNANCE
Compensation Committee Chair Robert A. Livingston Members William B. Summers, Jr. Elizabeth F. Whited
Key Responsibilities

• The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report.
• The Compensation Committee administers the Company’s Incentive Compensation Plan and 2014 Omnibus Plan.
• The Compensation Committee reviews and determines the salary and incentive compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company.
• The Compensation Committee may delegate its authority to a subcommittee or subcommittees.

Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer, together with the Compensation Committee, reviews assessments of executive compensation practices at least annually against our defined Comparative Framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made. The Compensation Committee has the sole authority to retain and terminate any compensation and benefits consultant, independent legal counsel or other adviser, to assess the independence of such advisers and any potential conflicts of interest prior to engagement, and to approve the related fees and other retention terms of such advisers.

Before selecting any compensation and benefits consultant, independent legal counsel or other adviser, the Compensation Committee takes into account all factors relevant to that adviser’s independence from management, including the following six factors:
• the provision of other services to the Company by the adviser’s employer;
• the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenues of the employer;
• the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;
• any business or personal relationship of the adviser with a member of the Compensation Committee;
• any Common Stock of the Company owned by the adviser; and
• any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

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CORPORATE GOVERNANCE
Governance and Nominating Committee Chair Frederick R. Nance Members John M. Ballbach Bruce A. Carbonari Ellen M. Pawlikowski
Key Responsibilities

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including:
• the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company;
• selection, qualification and nomination of the members of the Board of Directors and nominees to the Board of Directors;
• administration of the Board’s evaluation process; and
• oversight of the Company’s efforts to identify and manage sustainability risks and opportunities, and the development and implementation of goals the Company may establish from time to time relating to same.

Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

The Governance and Nominating Committee and the Board of Directors consider a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity, race, cultural background and age, in determining whether an individual is qualified to serve as a Director of the Company.

Furthermore, in fiscal 2020, the Governance and Nominating Committee adopted the “Rooney Rule” under which the Governance and Nominating Committee set forth in its Charter its commitment to include, for the purposes of filling any vacancies on the Board of Directors, qualified candidates who reflect diverse backgrounds, including diversity of gender and ethnicity, in each search for new Directors.

The Governance and Nominating Committee and the Board of Directors also consider the composition of the Board of Directors as a whole in evaluating whether a particular individual should serve on the Board of Directors, as the Board of Directors seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience and expertise.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at 2628 Pearl Road, Medina, Ohio 44256, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:
• the name, age, business address and residence address of the proposed nominee;
• the principal occupation or employment of the proposed nominee;
• the number of shares of Common Stock which are beneficially owned by such candidate;

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CORPORATE GOVERNANCE

• a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;
• detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years;
• any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
• any other information the stockholder believes is relevant concerning the proposed nominee;
• a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;
• a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;
• the name and record address of the stockholder who is submitting the notice; and
• the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an Annual Meeting must also comply with the requirements set forth in the By-Laws concerning such nominations.

Furthermore, in fiscal 2024, the Board of Directors approved and adopted an amendment to the By-Laws to add a proxy access by-law. The proxy access by-law permits a stockholder or a group of up to 20 stockholders that has owned three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate, and include in the Company’s proxy materials for its Annual Meeting, candidates for Director constituting up to the greater of (i) two Directors or (ii) 20% of the number of the Company’s Directors then-serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the proxy access by-law.

Board Meetings
The Board of Directors held four meetings during the fiscal year ended May 31, 2024. No Director, during the fiscal year ended May 31, 2024, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the Director served and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the period that the Director served.
Independent Directors Meetings
Each of the Directors, other than Mr. Sullivan, is a non-management Director. Each of the non-management Directors was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2024. The Company’s independent Directors generally meet in executive sessions each year in January, April and July. Bruce A. Carbonari currently serves as Lead Director, and served as the Lead Director for the January, April and July meetings of the Company’s independent Directors in 2024. The Company’s Corporate Governance Guidelines define the Lead Director’s role and responsibilities.
Structure of the Board of Directors
The By-Laws provide that one person may hold the position of Chair of the Board of Directors and Chief Executive Officer. The Chief Executive Officer of the Company currently serves as the Chair of the Board of Directors. The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chair because he is one of the Directors most familiar with the Company’s business and industry. The Board of Directors believes that combining the roles of Chief Executive Officer and Chair of the Board of Directors provides an efficient and effective leadership model for the Company by fostering clear accountability,
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CORPORATE GOVERNANCE
effective decision-making, and alignment of corporate strategy. The independent Directors bring experience, oversight, and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company and industry-specific experience and expertise. One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of management’s strategy once it is developed.
The Board of Directors believes the combined role of Chief Executive Officer and Chair of the Board of Directors, together with independent Directors having the duties described above, is in the best interests of stockholders because it strikes an appropriate balance for the Company. With the Chief Executive Officer also serving as Chair of the Board of Directors, there is unified leadership and a focus on strategic development and execution, while the independent Directors help ensure independent oversight of management.
The Corporate Governance Guidelines provide for a Lead Director, and define such Lead Director’s role and responsibilities. The Lead Director:
•	presides at all executive sessions of the independent Directors or other meetings at which the Chair of the Board is not present;
•	is authorized to call meetings of the independent Directors;
•	works with the Chair of the Board to call Board meetings;
•	serves as a liaison between the Chair of the Board and the independent Directors as required (each Director is free, however, to communicate directly with the Chair of the Board);
•	works with the Chair of the Board to set and approve the Board schedule and agenda to ensure sufficient time for discussion of all agenda items;
•	approves the materials to be provided to the Board;
•	consults with other Directors and facilitates communication between the Board and the Chief Executive Officer;
•	serves as focal point for stockholder communications and requests for consultation addressed to the independent Directors;
•	has the ability to retain outside professionals on behalf of the Board as the Board may determine is necessary or appropriate; and
•	performs such other functions either specified in the Corporate Governance Guidelines or assigned from time to time by the Board.
Role in Risk Oversight
Risk is inherent in any business and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board of Directors, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.
The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Senior management, which includes the Chief Compliance Officer and the Vice President – Corporate Benefits and Risk Management, attends quarterly meetings of the Board of Directors, as well as certain committee meetings, in order to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors receives presentations from senior management on business operations, financial results and strategic issues. In addition, senior management holds an annual strategic planning conference, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board of Directors. Finally, each year senior management reviews with the Board of Directors an assessment of the key risks the Company faces and then prioritizes them in a consolidated enterprise risk map.
2024 Proxy Statement	29

CORPORATE GOVERNANCE
The Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk as follows:
The Audit Committee’s Risk Oversight Responsibilities. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Audit Committee also has the following responsibilities related to cybersecurity risk management:
•	overseeing the Company’s cybersecurity and data privacy risk management programs;
•
establishing procedures for the receipt of reports on cybersecurity, data privacy and other risks relevant to the Company’s information system controls and security, which reports shall include a review of the cybersecurity risks facing the Company, the Company’s strategies to mitigate these risks and the Company’s cybersecurity crisis preparedness; and

•	establishing procedures for the receipt and review of reports of cybersecurity and data privacy incidents in accordance with the Company’s cybersecurity and data privacy escalation procedures.
Risk assessment reports are regularly provided by management and the Company’s internal auditors to the Audit Committee.
The Compensation Committee’s Risk Oversight Responsibilities. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further later in this Proxy Statement.
The Governance and Nominating Committee’s Risk Oversight Responsibilities. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of the Board of Directors and its membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, administering regular self-evaluations of the Board and its committees, and reviewing potential conflicts of interest.
The Governance and Nominating Committee also has the following responsibilities related to sustainability risk management:
•	overseeing the Company’s efforts to identify sustainability risks and opportunities; and
•	developing and implementing goals the Company may establish from time to time relating to same.
All of these Board Committees report back to the full Board of Directors at meetings of the Board of Directors as to the Board Committees’ activities and matters discussed and reviewed at the Board Committees’ meetings. In addition, the Board of Directors is encouraged to participate in external Director education courses to keep apprised of current issues, including areas of risk.
Succession Planning
The Company actively engages in succession planning in order to ensure that it has sufficient depth and breadth of executive talent. While effective succession planning is a fluid process, there are certain annual processes in which the Company engages to determine appropriate candidates and leadership potential. Information is gathered and analyzed to assess the staffing of the Company’s key positions to identify and develop employees for such positions. To further this process, a leadership development program is conducted each year for purposes of recognizing emerging leaders and uniting them in a three-day formal program with peers and representatives from senior management. In addition, after completing this leadership development program, certain employees are selected to work with a top-ranked global provider of executive education to enhance senior level personal leadership development and leadership team strategy development.
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CORPORATE GOVERNANCE
Communications with the Board of Directors
Stockholders and other persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., 2628 Pearl Road, Medina, Ohio 44256 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the Lead Director for the next scheduled meeting of independent Directors.
All communications received in accordance with these procedures will be reviewed initially by the Company’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or
•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.
In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.
Attendance at Annual Meetings of Stockholders
It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors were present at the October 2023 Annual Meeting.
2024 Proxy Statement	31

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Commission rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement. Please read the Compensation Discussion and Analysis, executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our stockholders to vote FOR the following resolution:
“RESOLVED, that RPM International Inc.’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”
We are focused on delivering operating results with the ultimate goal of creating and maximizing value for our stockholders on a long-term basis. Our compensation programs and practices have been designed to drive those results, and they have served our Company well. For fiscal 2024, 59% of the earned amounts of the principal compensation components for our named executive officers in the aggregate was variable and tied to our performance. This percentage is lower than last year because no SARs, which are not considered performance-based, were attributed to fiscal 2023. Our compensation programs and practices have been integral to our success in attracting and retaining an experienced and effective management team.
Consistent with our focus on delivering sustained long-term operating results, over the past five years, a period that coincides with our MAP to Growth and MAP 2025 initiatives, our sales grew at a compound annual growth rate of 5.7%. Our stockholders have been rewarded for this performance over this five-year period, enjoying a compound annual growth rate in cumulative total return, including the reinvestment of dividends, of 18.1%, compared to the compound annual growth rate in cumulative total return for the S&P 500 of 15.8%. In addition, 2024 marked our 50th consecutive year of increased dividends. The following tables show the cumulative total stockholder return, including the reinvestment of dividends, of shares of our Common Stock compared to the S&P 500, and a peer group over the past five and ten years, respectively.

Your Board recommends a vote “FOR” this resolution.

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PROPOSAL THREE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among RPM International Inc., the S&P 500 Index,
and a Peer Group**

*	$100 invested on May 31, 2019 in stock or index, including reinvestment of dividends. Fiscal year ending May 31.
**
Fiscal 2024 peer group of eight companies includes Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

Copyright© 2024 Standard & Poor’s, a division of S&P Global. All rights reserved.
COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*
Among RPM International Inc., the S&P 500 Index,
and a Peer Group**

*	$100 invested on May 31, 2014 in stock or index, including reinvestment of dividends. Fiscal year ending May 31.
**
Fiscal 2024 peer group of eight companies includes Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

Copyright© 2024 Standard & Poor’s, a division of S&P Global. All rights reserved.
2024 Proxy Statement	33

Compensation Discussion and Analysis
Executive Summary
In this section, we describe the material components of our executive compensation program for our named executive officers whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement:
•	Frank C. Sullivan, our Chair, President and Chief Executive Officer;
•	Russell L. Gordon, our Vice President and Chief Financial Officer;
•	Edward W. Moore, our Senior Vice President, General Counsel and Chief Compliance Officer;
•	Janeen B. Kastner, our Vice President – Corporate Benefits and Risk Management; and
•	Timothy R. Kinser, our Vice President – Operations.
We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee arrives at specific compensation policies and decisions involving the named executive officers.
Our Business
RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The Company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The Company employs approximately 17,200 individuals worldwide.
For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Commission on July 25, 2024.
Fiscal 2024 Business Highlights
The Company’s consolidated net sales, net income, diluted earnings per share and cash provided by operating activities for the fiscal year ended May 31, 2024, each a record for the Company, were as follows:
•	Consolidated net sales increased 1.1% to $7.34 billion in fiscal 2024 from $7.26 billion in fiscal 2023;
•	Net income attributable to RPM International Inc. stockholders increased 22.9% to $588.4 million in fiscal 2024 from $478.7 million in fiscal 2023; and
•	Diluted earnings per share increased 22.6% to $4.56 in fiscal 2024 from $3.72 in fiscal 2023; and
•
Cash provided by operating activities increased to $1.12 billion in fiscal 2024 from $577.1 million in fiscal 2023, with the increase driven by improved profitability and working capital efficiency, both of which were enabled by MAP 2025 initiatives.

34	2024 Proxy Statement

Compensation Discussion and Analysis
MAP 2025 Continues to Build on Success of MAP to Growth
In August 2022, the Company approved and announced MAP 2025, which is a multi-year restructuring plan to build on the achievements of the Company’s successful Margin Acceleration Plan to Growth and designed to improve margins by streamlining business processes, reducing working capital, implementing commercial initiatives to drive improved mix and sales force effectiveness and improving operating efficiency. Initial phases of MAP 2025 have focused on commercial initiatives, operational efficiencies, and procurement. The Company’s goal is to achieve $465 million in incremental EBIT on a run-rate basis by the end of fiscal 2025. During fiscal 2023, the Company generated over $120 million of benefits from MAP 2025-related initiatives. For fiscal 2024, the Company generated over $160 million of run-rate benefits from MAP 2025-related initiatives, in line with our fiscal 2024 run-rate target.
Fiscal 2024 Executive Compensation Highlights
For fiscal 2024, the Compensation Committee:
•	Increased base salaries from fiscal 2023 levels for all named executive officers;
•	Awarded Performance Earned Restricted Stock (“PERS”) grants at 85% of target amounts for fiscal year 2024; and
•	Under the Incentive Plan for fiscal 2024, increased cash awards by $460,000 for Mr. Sullivan, $203,000 for Mr. Gordon, $157,000 for Mr. Moore, $156,000 for Ms. Kastner and $165,000 for Mr. Kinser.
Total fiscal 2024 compensation, as set forth in the Summary Compensation Table, increased for all named executive officers compared to total fiscal 2023 compensation. The increase is due to higher bonuses reflecting an increased level of achievement of goals, an increase in percentage of PERS earned due to a higher percentage of goals achieved, and no Stock Appreciation Rights (“SARs”) being attributed to fiscal 2023 compensation.
Fiscal 2024 Corporate Governance Highlights
We place a high priority on maintaining good governance standards, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2024:
•
The leadership structure of our Board consists of a Chair (who is also our Chief Executive Officer), a Lead Director (who leads the meetings of our independent Directors held in January, April and July of each year), and strong Board Committee chairs.

•
We maintain a majority voting policy for the election of Directors in uncontested elections, and require an offer to resign by any incumbent Director who does not receive more votes “for” election than “withheld.”

•	The Compensation Committee is composed solely of independent Directors who have established methods to communicate with stockholders regarding their executive compensation ideas and concerns.
•
The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
We maintain stock ownership guidelines for our executive officers and Directors, each of whom either satisfied the applicable ownership guidelines as of May 31, 2024 or is within the grace period for achieving such ownership thresholds.

•	Our insider trading policy prohibits short sales, pledging and hedging transactions of shares of our Common Stock by Directors, officers and employees.
•	Use of performance-based compensation arrangements that use a variety of performance measures, including performance-based equity awards.
•	We maintain incentive-based compensation clawback policies, which apply to the Company’s executive officers.
•
Our 2014 Omnibus Plan and our proposed RPM International Inc. 2024 Omnibus Equity and Incentive Plan (the “2024 Omnibus Plan”) prohibit the repricing of stock options or stock appreciation rights without stockholder approval.

•	Our 2014 Omnibus Plan and our proposed 2024 Omnibus Plan provide double-trigger vesting provisions for long-term equity awards in the event of a change in control of the Company.
2024 Proxy Statement	35

Compensation Discussion and Analysis
Consideration of Last Year’s Say-on-Pay Vote
Following our Annual Meeting of Stockholders in October 2023, the Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the fiscal 2023 compensation actions and decisions for Mr. Sullivan and the other named executive officers. Seventy-five percent (75%) of the votes cast on the Say-on-Pay proposal last year were voted in support of the compensation of our named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narratives in last year’s Proxy Statement. In connection with last year’s say-on-pay vote, the Company reached out to 16 of our largest stockholders representing approximately 47.5% of our shares of Common Stock outstanding (the “Stockholder Outreach Group”) in order to discuss, including with the Chair of the Compensation Committee, their views and understanding of the Company’s compensation practices. None of the members of the Stockholder Outreach Group requested a meeting or expressed concerns over the Company’s executive compensation practices.
Although we did not receive additional comments from stockholders, we have continued to expand the detail of our Compensation Discussion and Analysis disclosures and make the key provisions of our executive compensation programs clearer within the Proxy Statement. In addition, the Compensation Committee continued its annual practice of providing compensation to the named executive officers that is competitive with the market by engaging Willis Towers Watson to conduct a compensation benchmark study, as more fully described in this Proxy Statement, and included further clarifying detail about the Company’s compensation practices herein. Specifically, with regard to awards of PERS and PSUs, we have provided disclosure explaining that while the earning of PERS and the vesting of PSUs are both based on EBIT margin and revenue growth goals, it is important to note that the metrics and the performance periods are different, so the named executive officers are not being paid for the same performance twice. Receiving PERS does not guarantee vesting of PSUs and vice versa. Using these two key metrics in both types of equity awards supports RPM’s philosophy to drive results by tying its most important areas of performance to its compensation payouts.
Our fiscal 2024 compensation program was the first annual compensation cycle during which the Compensation Committee had the opportunity to adjust the Company’s compensation practices in light of the result of the October 2022 Say-on-Pay proposal. The Compensation Committee engaged Willis Towers Watson to prepare a study comparing the Company’s stock compensation design to those of its Compensation Peer Group (as hereinafter defined). Willis Towers Watson’s study found that it was atypical among the Compensation Peer Group to have two performance-based plans (such as our PERS and PSUs) and that approximately 75% of the Compensation Peer Group grants time-based restricted stock. The Compensation Committee engaged in a robust discussion regarding the overall intent of the equity component of the compensation program, including its role in the overall success of the Company which, in turn, benefits the Company’s stockholders. Consideration was given to replacing PERS awards with awards of time-based restricted stock. That option was eventually rejected, largely because moving from a performance-based award toward a non-performance-based award did not fit with the Company’s current compensation philosophy. The Compensation Committee also reviewed the mix between PERS, SARs and PSUs. For fiscal 2023, the target mix for the Chief Executive Officer was 18% PERS, 45% SARs and 37% PSUs, and for the other named executive officers the target mix was 27% PERS, 28% SARs and 45% PSUs. For fiscal 2024, the Compensation Committee decided to place more weight on long term performance via SARs and PSUs and to tie 70% of equity compensation to performance-based vehicles (PERS and PSUs). As a result, the Compensation Committee set the mix between PERS, SARs and PSUs for all named executive officers (including the Chief Executive Officer) at 15% PERS, 30% SARs and 55% PSUs. In light of the increase in stockholder support for our Say-on-Pay proposal last year, we believe the changes to our executive compensation practices have been viewed favorably by our stockholders.
The Compensation Committee will continue to consider results from future stockholder advisory votes, as well as input from its stockholders between meetings, in its ongoing evaluation of the Company’s executive compensation programs and practices.
Opportunity for Stockholder Feedback
The Compensation Committee carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under the heading “Communications with the Board of Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the named executive officers provides stockholders with an opportunity to communicate their views on our executive compensation program.
You should read this Compensation Discussion and Analysis in conjunction with the advisory vote that we are conducting on the compensation of the named executive officers (see “Proposal Three – Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.
36	2024 Proxy Statement

Compensation Discussion and Analysis
Overview
RPM’s compensation programs are designed to support our founder’s philosophy:
•	Hire the best people you can find.
•	Create an atmosphere that will keep them.
•	Then let them do their jobs.
Our general compensation philosophy is performance-based in that our executive officers should be well compensated for achieving strong operating and financial results that contribute to enhanced stockholder value. We engage in a rigorous process intended to provide our executive officers a fair level of compensation that reflects RPM’s operating and financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.
The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers near the market median for a relevant group of similarly sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when our performance levels exceed our annual business goals. Our primary compensation goals are to retain key leaders, reward good past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.
Role of the Compensation Committee
The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists solely of independent Directors who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.
Role of Executives in Determining Compensation
Our Chief Executive Officer, together with the Compensation Committee, reviews assessments of executive compensation practices at least annually against our defined Comparative Framework. These assessments involve the gathering of compensation data, such as base salary, cash incentive and equity awards for similarly situated officers at companies within our Compensation Peer Group.
2024 Proxy Statement	37

Compensation Discussion and Analysis
Comparative Framework
We evaluate the competitiveness of our executive compensation programs on an annual basis. In 2024, the Compensation Committee engaged the professional compensation consulting firm of Willis Towers Watson to conduct a compensation benchmark study. Willis Towers Watson reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the specialty chemicals industry and other related industries which fall within a reasonable size range (in terms of revenues) and operate businesses similar to that of the Company. This compensation peer group (the “Compensation Peer Group”) is reviewed annually and this year the Compensation Committee elected to replace Trinseo S.A. with Cabot Corporation, which the Compensation Committee feels better fits the Compensation Peer Group profile. Various factors are considered when determining the Compensation Peer Group including industry, organizational complexity, revenue size, like talent market, investor profile and whether the organization also lists the Company as a peer. The Compensation Peer Group companies included in Willis Towers Watson’s 2024 compensation benchmark study were:
Albemarle Corporation	Avient Corporation	Axalta Coating Systems Ltd.	Cabot Corporation
Carlisle Companies Incorporated	Celanese Corporation	Eastman Chemical Company	H.B. Fuller Company
Huntsman Corporation	Masco Corporation	Olin Corporation	PPG Industries Inc.
The Chemours Company	The Scotts Miracle-Gro Company	The Sherwin-Williams Company	Westlake Chemical Corporation
Willis Towers Watson reviewed proxy statement data for each of our Compensation Peer Group companies and summarized the data as a reference point for the Compensation Committee. Willis Towers Watson also reviewed published survey data from the 2023 WTW General Industry Executive Compensation Survey Report to determine competitive pay levels for the executives for the following elements of compensation: base salary, target total cash compensation (the sum of salary and incentive compensation), long-term incentives, and target total direct compensation (the sum of base salary, target annual incentive compensation and long-term incentives).

Specifically with regard to our Chief Executive Officer, Willis Towers Watson found that compared to the Compensation Peer Group, his base salary was below the market median, and his target total cash compensation was below the market median. Long-term incentives for our Chief Executive Officer were above the market median. Overall, our Chief Executive Officer’s target total direct compensation was slightly above the 50th percentile with a significant portion of his compensation dependent on performance.
As detailed in the pie charts above, Willis Towers Watson evaluated the targeted pay mix of our Chief Executive Officer and other executives and determined that our compensation was weighted more toward long-term incentives than is typical of the Compensation Peer Group.
38	2024 Proxy Statement

Compensation Discussion and Analysis
Elements of Compensation
Our named executive officer compensation program for fiscal 2024 included three main elements:
•	Base salary;
•	Annual cash incentive compensation; and
•	Performance-based equity incentives, including restricted stock.
Pay Mix
We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.
The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). Maintaining this pay mix is intended to result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with Compensation Peer Group levels based on relative company performance.
2024 Proxy Statement	39

Compensation Discussion and Analysis
Elements of Our Named Executive Officer Compensation Program for Fiscal 2024
Type of Pay	Compensation Component	Key Characteristics	Purpose
Fixed	Base Salary	Fixed compensation, reviewed and adjusted annually if and when appropriate	Compensate named executive officers fairly for the responsibility level of the position held
	Health and Retirement Plans	Fixed compensation	Intended to provide benefits that promote employee health and support employees in attaining financial security
	Perks and Other Personal Benefits	Fixed compensation	Intended to provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers
	Post-Employment Compensation and Change in Control	Fixed compensation	Intended to provide temporary income following a named executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management
Equity Compensation — Supplemental Executive Retirement Plan (SERP) Restricted Stock
Fixed compensation awarded under the 2014 Omnibus Plan (the number of shares of Common Stock is determined formulaically and is dependent upon compensation, the stock price, the pension formula and actuarial assumptions)
Provides stock-based supplemental retirement benefits to named executive officers whose retirement plan benefits may be limited under applicable law
Variable	Annual Cash Incentive Compensation	Variable, performance-based compensation, awarded under the Incentive Compensation Plan	Motivate and reward named executive officers for achieving annual business objectives based on Company performance and individual achievements
	Equity Compensation — Performance Earned Restricted Stock (PERS)	Variable, performance-based compensation, awarded under the 2014 Omnibus Plan (annual performance period)
Motivate and reward named executive officers for achieving annual business objectives; the threshold, target and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year; PERS are single-year performance awards

	Equity Compensation — Performance Stock Units (PSUs)	Variable, performance-based compensation, awarded under the 2014 Omnibus Plan (three-year performance period)	Motivate and reward named executive officers for achieving long-term, multi-year business objectives
	Equity Compensation — Stock Appreciation Rights (SARs)	Variable, awarded under the 2014 Omnibus Plan	Motivate and reward named executive officers for achieving long-term business objectives by tying incentives to the performance of our Common Stock
40	2024 Proxy Statement

Compensation Discussion and Analysis
Key Financial Performance Metrics Linked to Determining Compensation for Fiscal 2024
Performance Metric	Why it is Important to Us
Sales/Revenue Growth	Growth at or above market is indicative of innovation, level of service and cost competitiveness, all of which are critical to success in the marketplace.
Adjusted EBIT Margin %
This metric is indicative of relative perceived value with higher relative margin implying higher value added in the marketplace. Additionally, increased margin expansion generates increased cash flow from the same amount of revenue.

Working Capital as a % of Sales	Working Capital is the largest controllable asset on the Company’s balance sheet. Improvement in this metric drives meaningful improvement in cash generation.
Gross Profit Margin	Gross profit measures profit after accounting for cost of goods sold and can help measure business efficiencies.
Together, the four key financial performance metrics (“Key Financial Performance Metrics”) described above, when improving, generate significant value for the Company’s stockholders and are aligned with the Company’s MAP 2025 goals.
Base Salary
Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and are reviewed compared to applicable benchmarks. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies.
In July 2024, the Compensation Committee approved increases to the base salaries of each of the named executive officers. This recommendation was based upon an analysis of various factors, including:
•	benchmarks versus the Compensation Peer Group;
•	economic conditions; and
•	overall financial performance of the Company, with a focus on the Key Financial Performance Metrics set forth in the preceding table.
For fiscal 2024, the named executive officers each received increases to their base salaries due to Company performance as well as base salaries for all named executive officers being below the 50th percentile of base salaries in the Compensation Peer Group.
	Named Executive Officer Base Salary Amounts
	Fiscal 2025	Fiscal 2024	Fiscal 2023
Frank C. Sullivan	$1,100,000	$1,065,000	$995,000
Russell L. Gordon	$595,000	$575,000	$535,000
Edward W. Moore	$470,000	$455,000	$425,000
Janeen B. Kastner	$460,000	$445,000	$415,000
Timothy R. Kinser	$450,000	$420,000	$400,000
2024 Proxy Statement	41

Compensation Discussion and Analysis
Annual Cash Incentive Compensation
For fiscal 2024, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. Annual cash incentive compensation criteria for fiscal 2024 were set in July 2023 and included gross profit margin percentage improvement and sales growth both relative to the prior year as well as across industry peers, level of progress related to various Company objectives including MAP 2025, internal manufacturing and commercial excellence programs, and progress related to achievement and reporting on ESG matters. Additionally, each executive officer had individual goals set that were related to their specific areas of responsibility. All named executive officers participated in the fiscal 2024 incentives. The amount of cash incentive compensation earned by our named executive officers in fiscal 2024 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2024.
For fiscal 2024, the Compensation Committee established that the Incentive Compensation Plan (“Incentive Plan”) in place for fiscal 2024 would provide for an aggregate cash incentive compensation award pool of 1.5% of the Company’s pre-tax income for fiscal 2024 (the “award pool”), to be awarded to each of the named executive officers in respect of the Company’s performance for the fiscal year ending May 31, 2024 as follows: Mr. Sullivan, 40%; Mr. Gordon, 15%; Mr. Moore, 15%; Ms. Kastner, 15%; and Mr. Kinser, 15%. The Compensation Committee determined that cash incentives paid would range from zero to 200% of salary with a target of 125% for Mr. Sullivan; and from zero to 150% of salary with a target of 100% for Messrs. Gordon, Moore and Kinser, and Ms. Kastner. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.
The Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2024, the Company’s pre-tax income as defined in the Incentive Plan was $850.8 million, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $12.76 million. After a review of the annual cash incentive compensation criteria that were set for fiscal 2024, the Compensation Committee awarded cash incentives totaling $3.86 million to the named executive officers, which was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The cash incentive compensation paid to the named executive officers equaled approximately 130% of their salaries for fiscal 2024 or 120% of target bonus level.
The Compensation Committee also determined that for fiscal 2025 the cash incentive compensation paid will range from zero to 200% of salary with a target of 125% of salary for Mr. Sullivan, and from zero to 150% of salary with a target of 100% of salary for direct reports of Mr. Sullivan.
As disclosed herein, the Incentive Plan in place for fiscal 2024 provided for an aggregate cash incentive compensation award pool of approximately $12.76 million. The maximum portion of the award pool, subject to the limitations of the Incentive Plan, that each named executive officer could be awarded was: Mr. Sullivan – 40% or $5,104,000; each of Messrs. Gordon, Moore and Kinser, and Ms. Kastner – 15% or $1,914,000. However, the Compensation Committee set a maximum award of 150% of the named executive officer’s base salary as a limit, with a target award of 100% of the named executive officer’s base salary, with the exception of Mr. Sullivan, whose maximum award was set at 200% of his base salary, with a target award of 125% of his base salary. Furthermore, the Incentive Plan limits the maximum award to any individual to $2,000,000. As a result, the maximum award that could be earned by each named executive officer was: Mr. Sullivan – $2,000,000; Mr. Gordon – $862,500; Mr. Moore – $682,500; Ms. Kastner – $667,500; and Mr. Kinser – $630,000. The actual awards were as follows: Mr. Sullivan – $1,580,000; Mr. Gordon – $685,000; Mr. Moore – $540,000; Ms. Kastner – $530,000; and Mr. Kinser – $525,000.
42	2024 Proxy Statement

Compensation Discussion and Analysis
Review of Annual Incentive Compensation

Actual incentive compensation awards for fiscal 2024 were determined for the named executive officers as follows:
•
Gross Profit Margin Improvement – A threshold of 12.5% of his or her target award could be earned for gross profit margin improvement relative to prior year and industry peers; target of 50% of his or her target award could be earned based on achievement of gross profit margin of 39.6%; and a maximum of 62.5% of his or her target award could be earned based on achievement of gross profit margin of 41.2%. Gross profit margin percentage improved from 38.0% in fiscal 2023 to 41.1% in fiscal 2024. As a result, the Compensation Committee elected to award 56.5% of the each named executive officer’s target award for this metric;

•
Sales Growth Improvement – Up to 50% of his or her target award could be earned related to sales growth improvement relative to prior year and industry peers. The Company’s sales growth was 1.1% for fiscal 2024. As a result, the Compensation Committee elected to award 25.0% of the each named executive officer’s target award for this metric; and

2024 Proxy Statement	43

Compensation Discussion and Analysis
•
Achievement of Company Initiatives and Individual Goals – Up to 50% of his or her target award could be earned relating to progress toward initiatives including MAP 2025 and Commercial Success (“CS-168”), ESG initiatives and achievement of individually assigned goals based on areas of responsibility. For fiscal 2024, the Company made significant progress toward MAP 2025 goals and CS-168. Each of the named executive officers contributed to these initiatives, as well as other prescribed goals and initiatives. As a result, the Compensation Committee elected to award 37.5% of each named executive officer’s target award except for Mr. Kinser. Because of his high level of individual involvement related to MAP 2025, the Compensation Committee awarded Mr. Kinser with 43.5% of his target award for this metric.

As a result, Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner were awarded incentive compensation equal to approximately 148%, 119%, 119%, 125% and 119% of their respective base salaries (or 120% of their target awards).
Equity Compensation
We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2014 Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. After reviewing executive compensation practices against our defined Comparative Framework, including reviewing equity awards for similarly situated officers at companies in our Compensation Peer Group, our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and the other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation, the value of similar incentive awards to chief executive officers in our Compensation Peer Group.
In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business goals and the value of similar incentive awards to executive officers of our Compensation Peer Group, with a significant amount of emphasis placed on the compensation recommendations of our Chief Executive Officer. The Compensation Committee must approve any recommended equity grants before they can be made.
The Compensation Committee uses the various equity incentive awards available to it under the 2014 Omnibus Plan to retain executives and other key employees and achieve the following additional goals:
•	to reward past performance;
•	to incentivize future performance (both short-term and long-term);
•	to align executives’ long-term interest with that of the stockholders; and
•	to enhance the longer-term performance and profitability of the Company.
The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of restricted stock and stock-settled stock appreciation rights. All restricted stock currently awarded by the Company is performance based. SARs are awarded based on a percentage of the overall equity compensation target. The value of SARs is directly determined by the stock price, and the value of the grant is zero unless the stock price increases over the grant date price.
Performance Earned Restricted Stock (PERS). The Compensation Committee currently awards Performance Earned Restricted Stock, or PERS, under the 2014 Omnibus Plan. The threshold, target and maximum number of and performance goals for the award of PERS for a given fiscal year are set early in that year. The determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the July meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. With respect to fiscal 2024, the maximum number and performance goals were set early in fiscal 2024 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in July 2024.
44	2024 Proxy Statement

Compensation Discussion and Analysis
For fiscal 2024, pursuant to the 2014 Omnibus Plan, the Compensation Committee approved a contingent target award of PERS to the named executive officers of 21,900 shares to be based upon the level of attainment of the fiscal 2024 performance goals for EBIT margin (weighted at 50%) and Working Capital Ratio (weighted at 50%). Based on the criteria outlined and as shown in the following table, the Compensation Committee determined that 18,620 PERS would be awarded to the named executive officers, which is 85% of target.
Performance Goal	Weight	Threshold 25% of Target	Target 100%	Maximum 125% of Target	Results	No of Target Vesting
EBIT Margin	50%	11.6%	13.2%	15%	12.8%	87.5%
Working Capital Ratio	50%	25%	23%	21%	23.6%	82.5%
Results between levels are interpolated					Total Vesting	85%
Stock Appreciation Rights (SARs). In July 2023, pursuant to the 2014 Omnibus Plan, the Compensation Committee awarded SARs totaling 209,200 to the named executive officers. The SARs awards granted to the named executive officers in July 2023 are set forth in the Grants of Plan-Based Awards for Fiscal 2024 table. The value of SARs is one component of the named executive officers’ long term incentive compensation intended to maintain such compensation competitive with the market median.
Supplemental Executive Retirement Plan (SERP) Restricted Stock. SERP Restricted Stock was established to provide for supplemental retirement benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2023, the Compensation Committee awarded 4,211 shares of restricted stock to the named executive officers under the 2014 Omnibus Plan. SERP awards are granted annually. The number of shares is determined formulaically and is dependent upon compensation, the stock price, the pension formula and actuarial assumptions. A zero grant in any year indicates that the participant’s benefit is fully funded based on that year’s calculation. Each of the named executive officers participates in the SERP.
Performance Stock Units (PSUs). In July 2023, the Compensation Committee approved contingent awards of PSUs to Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner, at a total target level of 79,400 shares with a maximum possible award of up to 158,800 shares. The target for each named executive officer is disclosed in the Fiscal 2024 Grants of Plan-Based Awards table. Awarded pursuant to the 2014 Omnibus Plan, the purpose of the PSU awards is to provide an added incentive to key officers to improve the long-term performance of the Company.
The PSU awards were made contingent upon the level of attainment of performance goals for the three-year performance period from June 1, 2023 ending May 31, 2026.
The threshold, target and maximum performance levels for the fiscal 2024 PSU awards are shown in the following table for the performance period from June 1, 2023 ending May 31, 2026.
	Adjusted EBIT Margin(1)	Adjusted Revenue Growth(2)	% of Target Vesting
Weighting	50%	50%
Threshold	14.0%	3.0%	25%
Target	16.0%	5.0%	100%
Maximum	18.0%	7.0%	200%
(1)	Measured at the end of the three-year performance period.
(2)	Measured based on three-year compound annualized growth rate.
2024 Proxy Statement	45

Compensation Discussion and Analysis
The Compensation Committee sets the performance goals related to the PSU awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings and revenues. PSU awards are expected to be granted annually for successive three-year performance periods.
At its meeting in July 2024, the Committee determined the extent to which the PSUs granted for the performance period from June 1, 2022 to May 31, 2024 had vested. The following table shows the result:
Performance Goal	Threshold	Target	Maximum	Results	% of Target Vesting
Adjusted EBIT Margin(1)	13.0%	15.0%	17.0%	12.8%	0%
Adjusted Revenue Growth(2)	4.0%	6.0%	8.0%	6.3%	115%
Results Between Levels are Interpolated				Total Vested	57.5%
(1)	Measured at the end of the three-year performance period.
(2)
Measured based on three-year compound annualized growth rate. ARG targets for the fiscal 2022 PSUs were set in July 2021 during the Covid pandemic when there was considerable uncertainty as to future revenue gains.

Accordingly, each recipient earned 57.5% of such recipient’s PSU award, and forfeited 42.5% of such PSU award.
While the earning of PERS and the vesting of PSUs are both partially based on EBIT margin, it is important to note that the metrics and the performance periods are different, so the named executive officers are not being paid for the same performance twice. Receiving PERS does not guarantee vesting in PSUs and vice versa. Using this key metric in both types of equity awards supports RPM’s philosophy to drive results by tying its most important areas of performance to its compensation payouts.
Timing of Equity Grants
Equity grants to the named executive officers are generally made in July at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.
Minimum Stock Ownership Guidelines
The Company adopted minimum stock ownership guidelines for its executive officers and Directors in July 2012, and most recently updated the minimum stock ownership guidelines for its executive officers in October 2022. Under the updated stock ownership guidelines, certain executive officers are required to maintain the following minimum equity stakes in the Company:
•	for the Company’s Chief Executive Officer, Common Stock equivalent to seven times annual base salary; and
•	for other executive officers of the Company, Common Stock equivalent to five times annual base salary.
Executives are expected to achieve targets within five years of the date of assuming their positions. Each of the Company’s executive officers met the minimum stock ownership guidelines as of May 31, 2024 or is within the grace period provided by the stock ownership guidelines to achieve compliance.
Employment Agreements and Related Arrangements
We are a party to the following employment agreements with our named executive officers:
•
Frank C. Sullivan. Pursuant to an employment agreement whereby Mr. Sullivan serves as our Chair, President and Chief Executive Officer, Mr. Sullivan is entitled to an annual base salary of not less than $1,100,000 effective as of June 1, 2024.

•
Russell L. Gordon. Pursuant to an employment agreement whereby Mr. Gordon serves as our Vice President and Chief Financial Officer, Mr. Gordon is entitled to an annual base salary of not less than $595,000 effective as of June 1, 2024.

46	2024 Proxy Statement

Compensation Discussion and Analysis
•
Edward W. Moore. Pursuant to an employment agreement whereby Mr. Moore serves as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Mr. Moore is entitled to an annual base salary of not less than $470,000 effective as of June 1, 2024.

•
Janeen B. Kastner. Pursuant to an employment agreement whereby Ms. Kastner serves as our Vice President–Corporate Benefits and Risk Management, Ms. Kastner is entitled to an annual base salary of not less than $460,000 effective as of June 1, 2024.

•
Timothy R. Kinser. Pursuant to an employment agreement whereby Mr. Kinser serves as our Vice President–Operations, Mr. Kinser is entitled to an annual base salary of not less than $450,000 effective as of June 1, 2024.

Pursuant to the employment agreements, each of our named executive officers serves for a term ending on May 31, 2024, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of our named executive officers has been extended to May 31, 2025. Each of our named executive officers is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Our named executive officers also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of our named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.
See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.
New Form of Employment Agreement
In 2016, the Compensation Committee approved a new form of employment agreement that has been used for new employment agreements entered into with our executives since 2016. Mr. Kinser’s employment agreement is based on this new form. The new form of employment agreement generally follows the current employment agreements with our other named executive officers, except that the new form of employment agreement removes a provision that accelerates equity awards upon a termination of employment following a change in control. Instead, any outstanding equity awards will be subject to the terms of their respective plans and award agreements (for example, equity awards granted under the 2014 Omnibus Plan will follow the double-trigger vesting provisions set forth in the 2014 Omnibus Plan). Further, the new form of employment agreement does not provide for a tax gross-up for excise taxes triggered under Section 280G of the Internal Revenue Code, but instead includes a “best-net alternative” provision, under which the executive would receive the greater of the total parachute payments, after taxes (including the excise tax) have been paid, or reduced parachute payments equal to the highest amount that may be paid without triggering the excise tax under Section 280G. The definitions of “change in control” and “good reason” were also revised to match the definitions for such terms in the 2014 Omnibus Plan.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company maintains an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of the Company’s Common Stock and other securities by our Directors, executive officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K.
Policies on Clawback of Executive Compensation
In 2012, the Board of Directors adopted a policy regarding the clawback of executive compensation (the “Clawback Policy”). If, as the result of the gross negligence or willful misconduct of any executive officer of the Company, the Company is required to restate all or a portion of its financial statements, the Board of Directors will, to the extent permitted by governing law, require reimbursement of any bonus or incentive compensation awarded to such executive officer or effect the cancellation of unvested restricted or deferred stock awards or stock appreciation rights previously granted to the executive officer if:
•	the amount of the bonus, incentive compensation or stock award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement,
2024 Proxy Statement	47

Compensation Discussion and Analysis
•
the amount of the bonus, incentive compensation or stock award that would have been awarded to the executive officer had the financial results been properly reported would have been lower than the amount actually awarded, and

•	it is reasonable to do so (e.g., the expense of recovering the compensation does not exceed the amount recovered).
In addition to continuing to maintain the Clawback Policy, in October 2023 the Board of Directors adopted the RPM International Inc. Incentive-Based Compensation Clawback Policy (the “NYSE Clawback Policy”) in accordance with newly-adopted NYSE listing standards. The NYSE Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an Accounting Restatement (as defined in the NYSE Clawback Policy). The NYSE Clawback Policy has been filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K.
Post-Employment Compensation and Change in Control
Each of the employment agreements with Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control, which is often referred to as a “double-trigger.” We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.”
Section 162(m) of the Internal Revenue Code
As part of the 2017 Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) was eliminated, and the limitation on deductibility generally was expanded to include all named executive officers. As a result of the Tax Reform Act, going forward and subject to certain grandfathered provisions, we will no longer be able to deduct any compensation paid to our named executive officers in excess of $1,000,000. The Compensation Committee continues to assess the impact of the amendments to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.
Perks and Other Benefits
Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.
In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2024, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, unless they elect to make their contributions on an after-tax basis, named executive officers are not taxed on their contributions to the 401(k) retirement savings plan or earnings on those contributions until they receive distributions from the 401(k) retirement savings plan, and all RPM contributions are tax deductible by us when made.
During fiscal 2024 we provided the use of cars to our named executive officers. Also during fiscal 2024, we made financial and estate planning services available to Messrs. Sullivan and Moore, and we paid executive life insurance premiums for the benefit of our named executive officers.
We periodically review the perquisites that named executive officers receive.
48	2024 Proxy Statement

Compensation Discussion and Analysis
Other Plans
In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2024.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2024.”
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2024 Annual Meeting of Stockholders.
Compensation Committee
Robert A. Livingston, Chair
William B. Summers, Jr.
Elizabeth F. Whited
The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.
Compensation-Related Risk Assessment
The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. Our compensation programs reward outstanding performance by our operating companies, and do not encourage excessive risk taking on the part of our executive officers and employees. Further, elements of our compensation programs, including our minimum stock ownership guidelines, our clawback policies and the three-year performance period structure of our PSU awards, help mitigate compensation-related risk. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout all key employee levels of the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.
2024 Proxy Statement	49

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our other named executive officers for fiscal 2024, fiscal 2023 and fiscal 2022.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(3) (e)	Option Awards ($)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Frank C. Sullivan Chair, President and Chief Executive Officer	2024	1,065,000	0	5,742,634	3,029,040	1,580,000	75,246	250,544	11,742,464
	2023	995,000	0	4,010,379	0	1,120,000	46,539	237,957	6,409,875
	2022	995,000	0	3,219,192	3,618,000	995,000	0	226,387	9,053,579
Russell L. Gordon Vice President and Chief Financial Officer	2024	575,000	0	1,096,494	500,032	685,000	67,366	67,355	2,991,247
	2023	535,000	0	999,470	0	482,000	26,489	60,590	2,103,549
	2022	510,000	0	808,188	361,800	460,000	0	51,783	2,191,771
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer	2024	455,000	0	952,395	500,032	540,000	19,554	209,613	2,676,594
	2023	425,000	0	865,318	0	383,000	0	188,141	1,861,459
	2022	400,000	0	666,232	361,800	360,000	0	139,464	1,927,496
Janeen B. Kastner Vice President – Corporate Benefits and Risk Management	2024	445,000	0	1,107,528	500,032	530,000	62,158	54,106	2,698,824
	2023	415,000	0	996,392	0	374,000	22,290	52,906	1,861,218
	2022	385,000	0	771,591	361,800	347,000	0	49,699	1,915,090
Timothy R. Kinser Vice President – Operations	2024	420,000	0	1,046,934	500,032	525,000	56,490	30,975	2,579,431
	2023	400,000	0	922,592	0	360,000	41,326	37,026	1,760,944
	2022	361,250	0	287,912	361,800	330,000	0	36,910	1,377,872
(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.
(2)	The dollar value of restricted stock and SARs set forth in these columns is equal to the fair market value as of the date of the respective grant.
(3)
The Grants of Plan-Based Awards for Fiscal 2024 table sets forth the aggregate grant date fair value of the restricted stock granted during fiscal 2024 computed in accordance with ASC 718. Shares of restricted stock are subject to risk of forfeiture.

2024 Stock Awards include PSU grants for each named executive officer. Such grants assume the target amount of PSUs is awarded, although the grants are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2023 ending May 31, 2026. If the maximum amount of PSUs is awarded for each named executive officer, the grant date fair value of such awards would be as follows: for Mr. Sullivan, $8,939,556; for each of Messrs. Gordon, Moore and Kinser, and Ms. Kastner, $1,477,458.
(4)
The amounts set forth in this column were earned during fiscal 2024 and paid in July 2024, earned during fiscal 2023 and paid in July 2023 and earned during fiscal 2022 and paid in July 2022 for 2024, 2023 and 2022, respectively, under our Incentive Plan.

(5)
The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under the RPM International Inc. Retirement Plan (the “Retirement Plan”). During 2024, 2023 and 2022, there were no above-market or preferential earnings on nonqualified deferred compensation. The increase in present values is due to the increase in accrued benefit from the prior year as well as the discounting time period. These are partially offset by the increase in discount rate and the increase in short-term lump sum interest rates.

(6)
All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, financial/estate planning, periodic executive physical examinations and charitable matching programs. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2024, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: life insurance premiums: Mr. Sullivan $192,905, Mr. Moore $140,961 and Mr. Gordon $26,317; and leased automobile: Mr. Sullivan $26,089 and Mr. Moore $26,868. Life insurance coverage amounts have not changed for these named executive officers. However, as each named executive officer ages, life insurance premiums increase.

50	2024 Proxy Statement

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
For fiscal 2024, we estimate that the ratio of the total annual compensation of our Chief Executive Officer ($11,742,464) to the total annual compensation of our median employee ($60,654) is 194:1. We determined our median employee based on total cash and equity compensation paid to our active employees as of March 1, 2024. We included all full time, part time, seasonal and temporary employees, whether employed domestically or overseas, and whether employed directly or by a consolidated subsidiary. Compensation for employees hired during the fiscal year was annualized. Once the median employee was identified, total annual compensation for the employee was calculated using the same methodology used for our named executive officers as set forth in the 2024 Summary Compensation Table above.
Grants of Plan-Based Awards for Fiscal 2024
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Frank C. Sullivan	Incentive Plan Award		1,331,250	2,000,000
	7/18/24 PERS(4)				6,550	13,100	16,375	11,140			1,272,856
	7/19/23 PSUs(5)							47,800			4,469,778
	7/19/23 SARs(6)								126,000	$93.51	3,029,040
Russell L. Gordon	7/19/23 SERP Restricted Stock(3)							1,541			144,099
	Incentive Plan Award		575,000	862,500
	7/18/24 PERS(4)				1,100	2,200	2,750	1,870			213,666
	7/19/23 PSUs(5)							7,900			738,729
	7/19/23 SARs(6)								20,800	$93.51	500,032
Edward W. Moore	Incentive Plan Award		455,000	682,500
	7/18/24 PERS(4)				1,100	2,200	2,750	1,870			213,666
	7/19/23 PSUs(5)							7,900			738,729
	7/19/23 SARs(6)								20,800	$93.51	500,032
Janeen B. Kastner	7/19/23 SERP Restricted Stock(3)							1,659			155,133
	Incentive Plan Award		445,000	667,500
	7/18/24 PERS(4)				1,100	2,200	2,750	1,870			213,666
	7/19/23 PSUs(5)							7,900			738,729
	7/19/23 SARs(6)								20,800	$93.51	500,032
Timothy R. Kinser	7/19/23 SERP Restricted Stock(3)							1,011			94,539
	Incentive Plan Award		420,000	630,000
	7/18/24 PERS(4)				1,100	2,200	2,750	1,870			213,666
	7/19/23 PSUs(5)							7,900			738,729
	7/19/23 SARs(6)								20,800	$93.51	500,032
(1)
These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2024 based on the goals set in early fiscal 2024. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)
The values included in this column represent the grant date fair value of restricted stock computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note J of the Notes to Consolidated Financial Statements of our 2024 Annual Report on Form 10-K.

2024 Proxy Statement	51

EXECUTIVE COMPENSATION
(3)
Shares of SERP restricted stock awarded under the 2014 Omnibus Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)
PERS for which the threshold, target and maximum number of shares and performance goals with respect to fiscal 2024 were determined in early fiscal 2024 and are disclosed herein pursuant to Commission rules. Columns (i) and (l) show PERS actually awarded (number and value, respectively) as further described on pages 44 and 45 of this Proxy Statement.

(5)
PSU awards were made pursuant to the 2014 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2023 ending May 31, 2026. The determination of whether and to what extent the PSU awards are achieved for such period will be made following the close of fiscal year 2026. The amounts set forth in columns (i) and (l) assume the target amount of PSUs is awarded.

(6)	SARs granted pursuant to the 2014 Omnibus Plan. These SARs vest in four equal installments, beginning July 19, 2024.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Salary. Salaries paid to our named executive officers pursuant to their employment arrangements with us are set forth in the Summary Compensation Table. For fiscal 2024, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (9%), Mr. Gordon (19%), Mr. Moore (17%), Ms. Kastner (16%) and Mr. Kinser (16%). For fiscal 2023, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (16%), Mr. Gordon (25%), Mr. Moore (23%), Ms. Kastner (22%) and Mr. Kinser (23%). For fiscal 2022, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (11%), Mr. Gordon (23%), Mr. Moore (21%) and Ms. Kastner (20%).
Bonus. No bonuses were awarded to our named executive officers during fiscal 2024, fiscal 2023 or fiscal 2022, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.
Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2024” table consist of restricted stock and performance earned restricted stock grants. Each of these grants is described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation.”
The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.
Option Awards. Pursuant to our 2014 Omnibus Plan, we award stock appreciation rights, or SARs, to our named executive officers. SARs were granted in July 2023 and are attributable to fiscal 2024 compensation for each of the named executive officers. SARs grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Appreciation Rights (SARs).” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.
Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Compensation.”
Change in Pension Value and Nonqualified Deferred Compensation Earnings. For each measurement date shown, the accrued benefit was determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in the Retirement Plan – 65 years with five years of participation or the measurement date, if later. For 2022, it was assumed that 5% will be paid a life annuity, 10% will be paid a 100% joint and survivor annuity, and 85% will be paid a lump sum. For 2023 and 2024, it was assumed that 7.5% will be paid a life annuity, 7.5% will be paid a 100% joint and survivor annuity and 85% will be paid a lump sum.
For calculations in the form of a life annuity:
•
As of May 31, 2022, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021, and the interest rate used to determine the present values was 4.44%.

52	2024 Proxy Statement

EXECUTIVE COMPENSATION
•
As of May 31, 2023, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021, and the interest rate used to determine the present values was 5.26%.

•
As of May 31, 2024, the mortality table used was the Pri-2012 no-collar retiree generational mortality table for males and females with mortality improvements projected using Scale MP-2021, and the interest rate used to determine the present values was 5.58%.

For calculations in the form of a 100% joint and survivor annuity, the interest rate used in the conversion was 7.00%, based on the plan’s definition of actuarial equivalence. Spouses of male participants are assumed to be two years younger, and the spouses of female participants are assumed to be two years older:
•
As of May 31, 2022, the mortality table used was the applicable mortality table outline in IRC Section 417(e) projected to 2031 using Scale MP-2020, and the interest rate used to determine the present values was 4.44%.

•
As of May 31, 2023, the mortality table used was the applicable mortality table outline in IRC Section 417(e) projected to 2032 using Scale MP-2021, and the interest rate used to determine the present values was 5.26%.

•
As of May 31, 2024, the mortality table used was the applicable mortality table outline in IRC Section 417(e) projected to 2032 using Scale MP-2021, and the interest rate used to determine the present values was 5.58%.

For calculations under the plan in the form of a lump sum:
•
As of May 31, 2022, the mortality table used was the applicable mortality table outlined in Internal Revenue Code Section 417(e) projected to 2031 using scale MP-2020. The interest rates used to determine the present values at normal retirement date were the April 2022 segment rates (3.00% for the first five years, 4.22% for the next 15 years and 4.17% thereafter) phased in over five years to the long term expected lump sum segment rates (3.55% for the first five years, 4.07% for the next 15 years and 4.37% thereafter). The lump sum present value was then discounted back to May 31, 2022 using 4.44%.

•
As of May 31, 2023, the mortality table used was the applicable mortality table outlined in Internal Revenue Code Section 417(e) projected to 2031 using scale MP-2021. The interest rates used to determine the present values at normal retirement date were the April 2023 segment rates (4.77% for the first five years, 4.97% for the next 15 years and 5.13% thereafter) phased in over five years to the long term expected lump sum segment rates (3.55% for the first five years, 4.07% for the next 15 years, and 4.37% thereafter). The lump sum present value was then discounted back to May 31, 2023 using 5.26%.

•
As of As of May 31, 2024, the mortality table used was the applicable mortality table outlined in Internal Revenue Code Section 417(e) projected to 2032 using scale MP-2021. The interest rates used to determine the present values at normal retirement date were the April 2024 segment rates (5.24% for the first five years, 5.48% for the next 15 years and 5.61% thereafter) phased in over five years to the long term expected lump sum segment rates (3.55% for the first five years, 4.07% for the next 15 years, and 4.37% thereafter). The lump sum present value was then discounted back to May 31, 2024 using 5.58%.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (6) of the table. These benefits include those discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”
Employment Agreements and Related Arrangements. Each named executive officer is employed under an employment agreement. The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis – Employment Agreements and Related Arrangements” and “Other Potential Post-Employment Compensation.”
Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”
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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End for 2024
The following table provides information on the holdings of SARs and restricted stock by the named executive officers at May 31, 2024.
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Frank C. Sullivan
SERP						1,844(4)	206,712
PERS						31,550(5)	3,536,755
PERS								16,375(6)	1,835,638(6)
PSUs								241,200(7)	27,038,520(7)
SARs	210,000	0		60.0100	7/16/2028
	200,000	0		62.1700	7/18/2029
	150,000	50,000(8)		78.4900	7/22/2030
	100,000	100,000(9)		86.9300	7/21/2031
	50,000	150,000(10)		81.0100	7/18/2032
	0	126,000(11)		93.5100	7/19/2033
Russell L. Gordon
SERP						8,557(12)	959,240
PERS						8,100(13)	908,010
PERS								2,750(6)	308,275(6)
PSUs								45,000(7)	5,044,500(7)
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EXECUTIVE COMPENSATION
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Russell L. Gordon (continued) SARs	30,000	0		47.1400	7/20/2025
	30,000	0		50.9900	7/25/2026
	30,000	0		55.1900	7/17/2027
	30,000	0		60.0100	7/16/2028
	20,000	0		62.1700	7/18/2029
	15,000	5,000(8)		78.4900	7/22/2030
	10,000	10,000(9)		86.9300	7/21/2031
	5,000	15,000(10)		81.0100	7/18/2032
	0	20,800(11)		93.5100	7/19/2033
Edward W. Moore
SERP						1,025(14)	114,903
PERS						8,100(15)	908,010
PERS								2,750(6)	308,275(6)
PSUs								45,000(7)	5,044,500(7)
SARs	0	5,000(8)		78.4900	7/22/2030
	0	10,000(9)		86.9300	7/21/2031
	0	15,000(10)		81.0100	7/18/2032
	0	20,800(11)		93.5100	7/19/2033
Janeen B. Kastner
SERP						7,669(16)	859,695
PERS						8,100(17)	908,010
PERS								2,750(6)	308,275(6)
PSUs								45,000(7)	5,044,500(7)
2024 Proxy Statement	55

EXECUTIVE COMPENSATION
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Janeen B. Kastner (continued) SARs	30,000	0		50.9900	7/25/2026
	30,000	0		55.1900	7/17/2027
	30,000	0		60.0100	7/16/2028
	20,000	0		62.1700	7/18/2029
	15,000	5,000(8)		78.4900	7/22/2030
	10,000	10,000(9)		86.9300	7/21/2031
	5,000	15,000(10)		81.0100	7/18/2032
	0	20,800(11)		93.5100	7/19/2033
Timothy R. Kinser
SERP						3,205(18)	359,281
PERS						6,300(19)	706,230
PERS								2,750(6)	308,275(6)
PSUs								36,200(7)	4,058,020(7)
SARs	5,000	15,000(10)		81.0100	7/18/2032
	0	20,800(11)		93.5100	7/19/2033
(1)
Market value of Common Stock reported in column (h) was calculated by multiplying $112.10, the closing market price of the Company’s Common Stock on May 31, 2024, the last business day of fiscal 2024, by the number of shares.

(2)	Represents the maximum number of shares that could be paid out.
(3)
Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 31, 2024, the last business day of fiscal 2024, by the maximum number of shares that could be paid out.

(4)
These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Sullivan, upon termination without cause, or upon a change of control of the Company prior to those dates.

(5)	These PERS vest according to the following schedule: 21,150 on July 21, 2024 and 10,400 on July 19, 2026.
(6)
In early fiscal 2023, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2024. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 31, 2024 by the estimated number of shares in column (i).

(7)
The PSU awards were made pursuant to the 2014 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2021 ending May 31, 2024, the three-year period from June 1, 2022 ending May 31, 2025 and the three-year period from June 1, 2023 ending May 31, 2026. The determination of whether and to what extent the PSU awards are achieved will be made following the close of fiscal year 2024, fiscal year 2025 and fiscal year 2026, respectively. The amounts set forth in columns (i) and (j) assume the maximum amount of PSUs are awarded.

56	2024 Proxy Statement

EXECUTIVE COMPENSATION
In July 2024, the Compensation Committee determined that that 57.5% of the performance goals for the three-year period from June 1, 2021 ending May 31, 2024 were attained. Accordingly, each recipient earned 57.5% of the recipient’s grant, and forfeited 42.5% of such grant.
(8)	These SARs become exercisable on July 22, 2024.
(9)	These SARs become exercisable in two equal installments on July 21, 2024 and July 21, 2025.
(10)	These SARs become exercisable in three equal installments on July 18, 2024, July 18, 2025 and July 18, 2026.
(11)	These SARs become exercisable in four equal installments on July 19, 2024, July 19, 2025, July 19, 2026 and July 19, 2027.
(12)
These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Gordon, upon termination without cause, or upon a change in control of the Company prior to that date.

(13)	These PERS vest according to the following schedule: 5,400 shares on July 21, 2024 and 2,700 shares on July 19, 2026.
(14)
These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Moore, upon termination without cause, or upon a change in control of the Company prior to those dates.

(15)	These PERS vest according to the following schedule: 5,400 shares on July 21, 2024 and 2,700 shares on July 19, 2026.
(16)
These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Ms. Kastner, upon termination without cause, or upon a change in control of the Company prior to that date.

(17)	These PERS vest according to the following schedule: 5,400 shares on July 21, 2024 and 2,700 shares on July 19, 2026.
(18)
These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Kinser, upon termination without cause, or upon a change in control of the Company prior to those dates.

(19)	These PERS vest according to the following schedule: 3,600 shares on July 21, 2024 and 2,700 shares on July 19, 2026.
Option Exercises and Stock Vested during Fiscal 2024
This table provides information for the named executive officers on SAR exercises and restricted stock vesting during fiscal 2024, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Frank C. Sullivan	400,000	18,580,000	68,000	6,348,600
Russell L. Gordon	30,000	2,071,500	17,793	1,722,520
Edward W. Moore	30,000	738,500	15,399	1,454,153
Janeen B. Kastner	30,000	2,000,700	16,457	1,572,755
Timothy R. Kinser	0	0	7,695	735,447
2024 Proxy Statement	57

EXECUTIVE COMPENSATION
Pension Benefits for Fiscal 2024
Name (a)	Plan Name (b)	Number of Years Credited Service at Fiscal Year End (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank C. Sullivan	RPM International Inc. Retirement Plan	35.3	1,219,734	0
Russell L. Gordon	RPM International Inc. Retirement Plan	29.3	819,287	0
Edward W. Moore	RPM International Inc. Retirement Plan	17.6	717,124	0
Janeen B. Kastner	RPM International Inc. Retirement Plan	27.3	755,313	0
Timothy R. Kinser	RPM International Inc. Retirement Plan	16.8	615,798	0
The preceding table shows the present value of accumulated benefits payable to each named executive officer, including each such named executive officer’s number of years of credited service, under our Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.
The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his or her monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($330,000 for 2023). Compensation for each of the named executive officers during 2023 only includes $330,000 of the amount shown for 2023 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his or her attainment of the Social Security retirement age assuming his or her compensation is and has always been at least equal to the taxable wage base.
Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed five years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after five years of vesting service.
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EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation for Fiscal 2024
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Frank C. Sullivan	0	0	0	0	0
Russell L. Gordon	0	0	0	0	0
Edward W. Moore	0	0	0	0	0
Janeen B. Kastner	187,000	0	266,712	0	1,608,217
Timothy R. Kinser	126,000	0	149,433	0	1,247,035
(1)	None of the earnings in this column, if any, would be included in the Summary Compensation Table because they were not preferential or above market.
The preceding table provides information on the nonqualified deferred compensation of the continuing named executive officers in fiscal 2024. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.
A participant’s deferrals are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in the Company’s Common Stock or investments that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis.
Deferrals of base salary and annual bonus amounts, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.
Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon approval of the Compensation Committee, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.
Other Potential Post-Employment Compensation
The following table reflects the amount of compensation payable to each of the continuing named executive officers (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination, termination for cause, involuntary termination without cause and not within two years of a change in control, and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 31, 2024 (the last business day of fiscal 2024). Consequently, the table reflects amounts earned as of May 31, 2024 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements.”
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EXECUTIVE COMPENSATION
Estimated Payments on Termination or Change in Control
Event	Frank C. Sullivan	Russell L. Gordon	Edward W. Moore	Janeen B. Kastner	Timothy R. Kinser
Retirement
Accelerated SARs	$11,203,340	$1,272,772	$1,272,772	$1,272,772	$853,022
Accelerated PERS	3,536,755	908,010	908,010	908,010	706,230
Accelerated SERP restricted stock	0	0	114,903	0	0
Total	$14,740,095	$2,180,782	$2,295,685	$2,180,782	$1,559,252
Death
Earned incentive compensation	$1,580,000	$542,333	$427,667	$417,000	$405,000
Accelerated SARs	11,203,340	1,272,772	1,272,772	1,272,772	853,022
Accelerated PERS	3,536,755	908,010	908,010	908,010	706,230
Accelerated SERP restricted stock	206,712	959,240	114,903	859,695	359,281
Total	$16,526,807	$3,682,355	$2,723,352	$3,457,477	$2,323,533
Disability
Earned incentive compensation	$1,580,000	$542,333	$427,667	$417,000	$405,000
Accelerated SARs	11,203,340	1,272,772	1,272,772	1,272,772	853,022
Accelerated PERS	3,536,755	908,010	908,010	908,010	706,230
Accelerated SERP restricted stock	206,712	959,240	114,903	859,695	359,281
Total	$16,526,807	$3,682,355	$2,723,352	$3,457,477	$2,323,533
Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0
Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$7,935,000	$1,404,833	$1,337,667	$1,084,500	$1,035,000
Health and welfare benefits	82,476	41,238	54,984	37,386	37,386
Estate and financial planning	16,000	16,000	16,000	16,000	16,000
Executive life insurance coverage	643,588	44,870	281,922	30,918	0
Cash value of SERP Grant	0	259,119	0	278,961	170,000
Accelerated SERP restricted stock	206,712	959,240	114,903	859,695	359,281
Total	$8,883,776	$2,725,300	$1,805,476	$2,307,460	$1,617,667
Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$7,935,000	$1,404,833	$1,792,667	$1,084,500	$1,035,000
Health and welfare benefits	82,476	41,238	82,476	37,386	37,386
Estate and financial planning	32,000	16,000	32,000	16,000	16,000
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EXECUTIVE COMPENSATION
Event	Frank C. Sullivan	Russell L. Gordon	Edward W. Moore	Janeen B. Kastner	Timothy R. Kinser
Executive life insurance coverage	1,105,764	77,091	726,566	53,120	0
Cash value of SERP Grant	0	259,119	15,559	278,961	170,000
Accelerated SERP restricted stock	206,712	959,240	114,903	859,695	359,281
Accelerated PSUs, PERS and SARs	28,259,355	4,703,032	4,703,032	4,703,032	3,588,262
Outplacement assistance	20,000	20,000	20,000	20,000	20,000
Excise taxes	0	0	0	0	0
Total	$37,641,307	$7,480,553	$7,471,644	$7,052,694	$5,225,929
Change in Control Only
Accelerated SERP restricted stock	$206,712	$959,240	$114,903	$859,695	$0
Accelerated PSUs, PERS and SARs	28,259,355	4,703,032	4,703,032	4,703,032	0
Excise taxes	0	0	0	0	0
Total	$28,466,067	$5,662,272	$4,817,935	$5,562,727	$0
Payments upon Retirement
Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. Messrs. Gordon, Moore, Kinser and Sullivan and Ms. Kastner were eligible for retirement as of May 31, 2024.
Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. Messrs. Gordon, Moore, Kinser and Sullivan and Ms. Kastner were eligible for retirement as of May 31, 2024.
Treatment of SERP Restricted Stock. SERP grants vest upon the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the SERP restricted stock grant. The restrictions on the SERP grants will lapse upon the executive’s retirement on or after the age of 65.
Payments upon Death
Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Mr. Sullivan, the annual incentive compensation for the most recently completed fiscal year and (ii) for Messrs. Gordon, Moore and Kinser, and Ms. Kastner, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.
Treatment of SARs. Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2024 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.
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EXECUTIVE COMPENSATION
Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s death, and vesting for such PERS is reflected in the foregoing table.
Treatment of SERP Restricted Stock. Under the terms of the Restricted Stock Plan and the 2014 Omnibus Plan, in the event of the executive’s death, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2024.
Payments upon Disability
Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Mr. Sullivan, the annual incentive compensation for the most recently completed fiscal year and (ii) for Messrs. Gordon, Moore and Kinser, and Ms. Kastner, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.
Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2024 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.
Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s total disability, and vesting for such PERS is reflected in the foregoing table.
Treatment of SERP Restricted Stock. Under the terms of the Restricted Stock Plan and the 2014 Omnibus Plan, in the event of the executive’s disability, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2024.
Payments upon Voluntary Termination and Termination for Cause
A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his or her voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.
Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control
Under the terms of the employment agreements with Messrs. Sullivan, Gordon, Moore and Kinser, and Ms. Kastner, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:
•
for Mr. Sullivan, a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of: (i) the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by Mr. Sullivan in the five years prior to the termination date. Messrs. Gordon, Moore and Kinser, and Ms. Kastner would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Moore, two times, and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata

62	2024 Proxy Statement

EXECUTIVE COMPENSATION
portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;
•	continuation of health and welfare benefits for three years for Mr. Sullivan, for two years for Mr. Moore, and for 18 months for Messrs. Gordon and Kinser, and Ms. Kastner;
•	estate and financial planning services for a period of six months;
•
a lump sum payment equal to three times, for Mr. Sullivan, two times, for Mr. Moore, and one and one-half times for Messrs. Gordon and Kinser, and Ms. Kastner, the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination (or, if greater, the next scheduled annual premium shown on the then current schedule of coverage);

•
a lump sum amount equal to the cash value of three years for Mr. Sullivan, two years for Mr. Moore, and 18 months for Messrs. Gordon and Kinser, and Ms. Kastner, of benefits that the executive would have received had he or she continued to participate and receive awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice); and

•	the lapse of all transfer restrictions and forfeiture provisions on SERP restricted stock awarded under the Restricted Stock Plan and the 2014 Omnibus Plan.
The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.
Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control, the executive would be entitled to the following:
•
for Mr. Sullivan, a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the change in control, and (ii) the highest annual incentive compensation received by Mr. Sullivan in the five years prior to the change in control. Messrs. Gordon, Moore and Kinser, and Ms. Kastner would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Moore, three times and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for a period of three years for Messrs. Sullivan and Moore, and for a period of 18 months for Messrs. Gordon and Kinser, and Ms. Kastner;
•	estate and financial planning services for a period of one year for Messrs. Sullivan and Moore, and for a period of 6 months for Messrs. Gordon and Kinser, and Ms. Kastner;
•
a lump sum payment equal to, for Messrs. Sullivan and Moore, three times and for Messrs. Gordon and Kinser, and Ms. Kastner, one and one-half times the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination, grossed up to compensate for the tax impact of the payment (or, if greater, the next scheduled annual premium payment shown on the then-current schedule of coverage);

•
a lump sum amount equal to the cash value of, for Messrs. Sullivan and Moore, three years, and for Messrs. Gordon and Kinser, and Ms. Kastner, 18 months of benefits that the executive would have received had he or she continued to participate and received SERP awards (as determined in accordance with the Company’s past practice);

•	the lapse of all transfer restrictions and forfeiture provisions on SERP restricted stock awards;
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EXECUTIVE COMPENSATION
•	the lapse of transfer restrictions on any awards under the 2014 Omnibus Plan;
•	outplacement assistance for two years following the change in control;
•
For Messrs. Sullivan, Moore and Gordon and Ms. Kastner, a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement or change in control agreement; and
•
up to an amount of $250,000 in legal fees incurred by the executive in each of the two calendar years following termination of employment in the event that, following a change in control, he or she may be caused to institute or defend legal proceedings to enforce his or her rights under the employment agreement or change in control agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.
Restrictive Covenants that Apply During and After Termination of Employment
Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.
Payments upon a Change in Control Only
Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2024, the last business day of fiscal 2024, and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.
Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2024, the last business day of fiscal 2024.
Treatment of PSU Awards. Under the terms of the Performance Stock Units (PSUs) and escrow agreements under which PSUs were granted, in the event of a change in control, the restrictions on unvested PSUs will lapse. The amounts set forth in the table for PSUs reflect the number of PSUs for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2024, the last business day of fiscal 2024.
Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan, the 1997 Restricted Stock Plan and SERP grants under the 2014 Omnibus Plan, in the event of a change in control, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2024, the last business day of fiscal 2024.
Excise Taxes. For Messrs. Sullivan, Moore and Gordon and Ms. Kastner, their employment agreements provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto. For Mr. Kinser, his employment agreement
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EXECUTIVE COMPENSATION
provides a “best-net alternative” provision, under which the executive would receive the greater of the total payments pursuant to the agreement, after taxes (including the excise tax) have been paid, or reduced payments pursuant to the agreement equal to the highest amount that may be paid without triggering the excise tax under Section 280G.
Pay Versus Performance
Commission rules adopted in 2022 pursuant to the Dodd-Frank Act require most companies with publicly traded stock in the United States to describe the relationship between compensation actually paid (“CAP”) to their named executive officers, as calculated in accordance with the Commission’s rules, and the Company’s performance represented by total stockholder return (“TSR”), net income and a Company-selected financial performance measure.
To determine the executive compensation that is “actually paid” for the principal executive officer (the “PEO”) and non-PEO named executive officers (“non-PEO NEOs”) in a given year, companies are required to make certain adjustments to the total executive compensation reported in the summary compensation table (“SCT”) for pension and equity awards that are calculated in accordance with U.S. GAAP.
For the pension adjustment, the aggregate change in the pension value as reflected in the SCT is deducted and the service cost and prior service cost for the year is included.
For equity awards, the grant date value as reported in the SCT is subtracted and a new value is added, which is calculated as follows: the year-end fair value of awards granted in the current fiscal year plus or minus the annual change in fair value as of the year-end for any unvested awards or as of vesting for awards vested in the current year.
We disclose below pay versus performance information, including the relationship between CAP, as calculated in accordance with the Commission’s rules, and Company performance.
Fiscal Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(1) (d)	Average Compensation Actually Paid to non-PEO NEOs(1)(2) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ millions) (h)	Adjusted EBIT Margin %(4) (i)
					Total Stockholder Return (f)	Peer Group Total Stockholder Return(3) (g)
2024	$11,742,464	$17,696,905	$2,736,524	$3,264,453	$161	$161	$589	12.80%
2023	$6,409,875	$2,455,691	$1,896,793	$899,192	$113	$129	$480	11.60%
2022	$9,053,579	$7,302,470	$1,823,206	$1,182,894	$122	$141	$492	10.60%
2021	$11,924,334	$27,144,470	$2,741,863	$5,185,029	$127	$156	$504	12.85%
(1)
The PEO for fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021 was Mr. Sullivan, the Chief Executive Officer. In fiscal 2024 and fiscal 2023, the non-PEO NEOs were Messrs. Gordon, Moore and Kinser and Ms. Kastner. In fiscal 2022, the non-PEO NEOs were Messrs. Gordon, Moore, Kinser and Michael Sullivan and Ms. Kastner. In fiscal 2021, the non-PEO NEOs were Messrs. Gordon, Moore and Michael Sullivan and Ms. Kastner.

(2)
The following amounts were deducted from/added to Summary Compensation Table: total compensation in accordance with the Commission-mandated adjustments to calculate CAP to the Company’s PEO and average CAP to the Company’s non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

2024 Proxy Statement	65

EXECUTIVE COMPENSATION
PEO SCT Total to CAP Reconciliation
Fiscal Year	2024	2023	2022	2021
SCT Total	$11,742,464	$6,409,875	$9,053,579	$11,924,334
Deduction for Amounts Reported in the “Stock Awards” and “Option Awards” columns in the SCT for Applicable Fiscal Year	($8,771,674)	($4,010,379)	($6,837,192)	($9,115,861)
Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year-End, Determined as of Applicable Fiscal Year-End	$9,735,281	$5,376,078	$8,879,834	$15,693,015
Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Vested During Applicable Fiscal Year, Determined as of Vesting Date	$0	$0	$0	$0
Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year-End, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Applicable Fiscal Year-End	$6,419,742	($4,697,588)	($3,146,909)	$7,854,849
Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Vesting Date	($1,925,120)	($1,055,939)	($1,090,453)	$609,800
Reduction of Fair Value of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year, Determined as of Prior Fiscal Year-End	$0	$0	$0	$0
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$538,387	$450,583	$411,565	$252,236
Increase Based on Incremental Fair Value of Options/SARs Modified During Applicable Fiscal Year	$0	$0	$0	$0
Reduction for Values Reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	($75,246)	($46,539)	$0	($103,753)
Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	$33,071	$29,601	$32,045	$29,849
Total Adjustments	$5,954,441	($3,954,184)	($1,751,109)	$15,220,136
CAP	$17,696,905	$2,455,691	$7,302,470	$27,144,470
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EXECUTIVE COMPENSATION
Non-PEO NEO Average SCT Total to Average CAP Reconciliation
Fiscal Year	2024	2023	2022	2021
Average SCT Total	$2,736,524	$1,896,793	$1,823,206	$2,741,863
Deduction for Amounts Reported in the “Stock Awards” and “Option Awards” columns in the SCT for Applicable Fiscal Year	($1,550,870)	($945,943)	($933,522)	($1,686,874)
Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year-End, Determined as of Applicable Fiscal Year-End	$1,836,098	$809,213	$1,087,721	$2,826,279
Increase in Fair Value of Awards Granted During Applicable Fiscal Year that Vested During Applicable Fiscal Year, Determined as of Vesting Date	$0	$0	$131,758	$0
Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year-End, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Applicable Fiscal Year-End	$711,107	($790,281)	($461,164)	$1,159,448
Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year, Determined Based on Change in Fair Value from Prior Fiscal Year-End to Vesting Date	($538,676)	($147,791)	($159,005)	$157,683
Reduction of Fair Value of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year, Determined as of Prior Fiscal Year-End	$0	$0	($390,058)	$0
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Prior to Vesting Date	$88,413	$74,626	$54,300	$42,184
Increase Based on Incremental Fair Value of Options/SARs Modified During Applicable Fiscal Year	$0	$0	$0	$0
Reduction for Values Reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable Fiscal Year	($51,392)	($22,684)	$0	($81,884)
Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	$33,250	$25,260	$29,657	$26,329
Total Adjustments	$527,929	($997,600)	($640,312)	$2,443,166
Average CAP	$3,264,453	$899,192	$1,182,894	$5,185,029
(3)
The Peer Group Index is comprised of Akzo Nobel N.V., Axalta Coating Systems Ltd., Carlisle Companies Inc., H.B. Fuller Company, Masco Corporation, PPG Industries, Inc., The Sherwin-Williams Company and Sika AG.

(4)
Adjusted EBIT Margin % is a non-GAAP measure. EBIT is defined as earnings (loss) before interest and taxes, and Adjusted EBIT excludes certain items that are not indicative of the Company’s ongoing operations. See the Company’s July 25, 2024 Current Report on Form 8-K and Annual Report on Form 10-K for details. Adjusted EBIT Margin % is calculated for the periods presented by dividing Adjusted EBIT by revenues.

2024 Proxy Statement	67

EXECUTIVE COMPENSATION
Charts of CAP Versus Performance Metrics
As shown in the chart below, the PEO’s and the Non-PEO NEOs’ CAP amounts are aligned with the Company’s TSR for the periods presented which reflects the Company’s weighting toward equity incentives, which are tied directly to stock price and the Company’s financial performance.

Compensation Actually Paid versus Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Indexed Total Shareholder Return
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($mm)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

The chart below shows the PEO’s and the Non-PEO NEOs’ CAP amounts and the Company’s net income for the periods presented.

Compensation Actually Paid versus Net Income
$700
$600
$500
$400
$300
$200
$100
$0
Net Income ($mm)
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
CAP - PEO
CAP - Other NEOs
Net Income

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EXECUTIVE COMPENSATION
The chart below compares the PEO’s and the other non-PEO NEOs’ CAP to the Company’s selected measure, Adjusted EBIT Margin % and indicates that there is a strong relationship between EBIT Margin % and CAP. This is primarily due to the Company’s use of equity incentives, the value of which is tied directly to stock price and the Company’s financial performance.

Compensation Actually Paid versus Adjusted EBIT Margin %
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Adjusted EBIT Margin %
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
CAP - PEO
CAP - Other NEOs
Adjusted EBIT Margin %

Tabular List of Financial Performance Measures
The four items listed below represent the most important performance metrics the Company uses to determine CAP for fiscal 2024.
Most Important Performance Measures
• Adjusted EBIT Margin % • Revenue Growth • Working Capital Ratio • Gross Profit Margin
2024 Proxy Statement	69

EXECUTIVE COMPENSATION
Director Compensation for Fiscal 2024
The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2024. Mr. Sullivan, our Chair and Chief Executive Officer, does not receive any additional compensation for his service as a Director.
Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Kirkland B. Andrews	100,000	177,498	0	0	0	0	277,498
John M. Ballbach	100,000	177,498	0	0	0	0	277,498
Bruce A. Carbonari	135,000	177,498	0	0	0	0	312,498
Jenniffer D. Deckard	100,000	177,498	0	0	0	0	277,498
Salvatore D. Fazzolari	120,000	177,498	0	0	0	2,500(3)	299,998
Julie A. Lagacy(4)	50,000	0	0	0	0	0	50,000
Robert A. Livingston	120,000	177,498	0	0	0	0	297,498
Frederick R. Nance	120,000	177,498	0	0	0	2,500(3)	299,998
Ellen M. Pawlikowski	100,000	177,498	0	0	0	2,500(3)	279,998
William B. Summers, Jr.	100,000	177,498	0	0	0	0	277,498
Elizabeth F. Whited	100,000	177,498	0	0	0	0	277,498
(1)
Cash fees include fees for attending Board and Committee meetings in fiscal 2024 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2024.

(2)	The amounts set forth in this column reflect the fair market value of shares of restricted stock granted during fiscal 2024 under the 2014 Omnibus Plan.
The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2024 was as follows: Mr. Andrews (5,500), Mr. Ballbach (5,500), Mr. Carbonari (5,500), Ms. Deckard (5,500), Mr. Fazzolari (5,500), Mr. Livingston (5,500), Mr. Nance (5,500), Gen. Pawlikowski (3,700), Mr. Summers (5,500) and Ms. Whited (3,700). Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2023, shares of restricted stock awarded in 2020 vested and were delivered to the Directors.
(3)
These amounts represent the dollar value that RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees. These amounts are not taxable to the Directors.

(4)	Ms. Lagacy retired from the Board of Directors as of October 5, 2023.
For fiscal 2024, Directors who are not employees of or consultants to the Company received a quarterly fee of $25,000. In addition, each of the Audit Committee Chair, the Compensation Committee Chair and the Governance and Nominating Committee Chair received a quarterly fee of $5,000. The Lead Director also received a total quarterly retainer of $8,750, representing the sum of any Committee Chair fee plus a Lead Director fee. With respect to equity compensation, Directors (other than Mr. Sullivan) were granted a number of shares of restricted stock in an amount with a target value of $165,000.
In July 2012, the Company adopted minimum stock ownership guidelines for its executive officers and Directors under which each Director who had served on the Board of Directors for at least five years was expected to own Common Stock with a value of at least four times the annual cash retainer for Directors. In July 2014, the Company increased the minimum stock ownership guidelines for its Directors from four times to five times the annual cash retainer for Directors. Directors are expected to achieve targets within five years of the date of such Director’s initial appointment as a Director. Each of the Company’s Directors meets the minimum stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.

Under the Company’s stock ownership guidelines for Directors, each Director who has served on the Board of Directors for at least five years is expected to own Common Stock with a value of at least five times the annual cash retainer for Directors.

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Related Person Transactions
The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors and 5% stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.
Thomas C. Sullivan, Jr., the brother of Frank C. Sullivan, is Vice President – Corporate Development for the Company and earned $598,000 in salary and bonus in fiscal 2024. His compensation is commensurate with his peers. He has also received equity awards in the past. Thomas C. Sullivan, Jr. has been employed by the Company or its subsidiaries for more than 35 years. He started as a Roofing Technician and Regional Sales Manager at Republic Powdered Metals from 1987 to 1993. He then served as International Sales Manager and Vice President of Sales for Consolidated Coatings Corporation from 1993 to 1995. He then served as Deputy Managing Director for ESPAN Corporation PTE LTD, and Deputy Managing Director for RPM Asia PTE LTD from 1995 to 2008. From 1998 to 2002, he served as Vice President – International, and Vice President – Corporate Development for Tremco Incorporated. In 2002, he was promoted to Director of Corporate Development, and moved to the Company’s headquarters in Medina, Ohio. In 2007, he was elected as Vice President – Corporate Development and an officer of the Company, the positions that he currently holds. Prior to joining the Company, Thomas C. Sullivan, Jr. worked as a wholesaler marketing representative for Armstrong World Industries, based in Lancaster, Pennsylvania and Chicago, Illinois.
Frank C. Sullivan III, the son of Frank C. Sullivan, is President – Day-Glo Color Corp. and earned $306,000 in salary and annual bonus in fiscal 2024. His compensation is commensurate with his peers. He has also received equity awards in the past. Frank C. Sullivan III has been employed by the Company’s subsidiaries since 2015, where he was previously President – Specialty Coatings Group (a division of the Company’s Specialty Products Group) and prior to that was employed by the Performance Coatings Group. He has completed an Executive MBA program and, prior to joining the Company, worked at The Cohen Group.
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EXECUTIVE COMPENSATION
Forward-Looking Statements
Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 31, 2024 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.
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EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders	0(2)	$0.00	3,024,465
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	0	$0.00	3,024,465
(1)	All shares available for future issuance under the 2014 Omnibus Plan, of which 1,164,365 shares may be subject to full value awards such as restricted stock.
(2)
At May 31, 2024, 1,989,900 SARs were outstanding at a weighted-average grant price of $75.54. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2024.
2024 Proxy Statement	73

PROPOSAL FOUR
APPROVAL AND ADOPTION of
THE RPM INTERNATIONAL INC.
2024 OMNIBUS EQUITY AND INCENTIVE PLAN
The description of the RPM International Inc. 2024 Omnibus Equity and Incentive Plan, as proposed (the “2024 Omnibus Plan”), in this Proxy Statement is qualified in its entirety by reference to the 2024 Omnibus Plan, which is attached as Appendix B to this Proxy Statement.
Background and Summary
Q:	WHAT IS THE 2024 OMNIBUS PLAN?
A:
The 2024 Omnibus Plan will be the only stock-based award program for covered employees and Directors. The 2024 Omnibus Plan will provide the Company with the flexibility to grant a wide variety of stock and stock-based awards, as well as dollar-denominated performance-based awards. The 2024 Omnibus Plan will replace the Company’s current equity compensation plan, the RPM International Inc. 2014 Omnibus Equity and Incentive Plan (the “2014 Omnibus Plan”), which expires by its terms on October 9, 2024.

Q:	WHAT AM I VOTING ON?
A:
The Company is seeking approval by its stockholders of a proposal to approve and adopt the 2024 Omnibus Plan. The 2024 Omnibus Plan will allow the Company to issue up to 5,000,000 shares of Common Stock in the form of equity and equity-based compensation to certain eligible employees and Directors.

Q:	HAS THE 2024 OMNIBUS PLAN BEEN APPROVED AND ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS?
A:
Yes, but subject to stockholder approval. The 2024 Omnibus Plan was approved by the Compensation Committee and further approved and adopted by the Board of Directors in July 2024, subject to stockholder approval. Under Commission and NYSE rules, the Company is required to submit the 2024 Omnibus Plan to a vote of the stockholders.

Q:	WHY DID THE BOARD OF DIRECTORS APPROVE THE 2024 OMNIBUS PLAN?
A:
The Board of Directors believes that stock-based and performance-based awards are an important component of the Company’s compensation programs. The 2024 Omnibus Plan will give the Compensation Committee, which administers the 2024 Omnibus Plan, the flexibility to grant a wide variety of either service-based or performance-based awards. Furthermore, the 2014 Omnibus Plan expires under its own terms on October 9, 2024. Therefore, the Board of Directors and the Compensation Committee approved the 2024 Omnibus Plan in order to provide access to a new pool of equity awards. The goal of the 2024 Omnibus Plan is to make the most appropriate award depending upon various factors and to promote the interests of the Company and its stockholders by attracting, retaining, motivating and rewarding employees who render services that benefit the Company, its subsidiaries and allied business enterprises and aligning the interests of these employees with the Company’s stockholders. An allied business enterprise is a business in which the Company or its subsidiaries have an ownership interest.

Q:	WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE 2024 OMNIBUS PLAN?
A:	The Compensation Committee may use performance objectives based on one or more measures. Specific performance goals may be based on:
•
Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

•
Cash Flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

74	2024 Proxy Statement

Proposal Four
•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);
•	Working Capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);
•	Profit Margins (e.g., Profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);
•	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);
•
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to shareholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

•
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one performance measure is selected by the Compensation Committee for a plan year, the performance measures will be weighted by the Compensation Committee to reflect their relative importance to the Company in the applicable plan year. Performance measures may differ from participant to participant and from award to award.
Performance measures may be (i) based on a corporate-wide or business-unit basis, (ii) include or exclude one or more affiliates or subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance.
In establishing performance goals, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non- GAAP items.
Q:	WHAT IMPACT WILL THE AMENDMENT HAVE ON THE COMPANY’S EQUITY COMPENSATION PLAN RUN RATE?
A:
Run rate, a means of measuring annual stock dilution, shows how rapidly a company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is calculated as the number of shares of Common Stock subject to awards granted in a given year divided by the number of shares of Common Stock outstanding. As shown in the following table, in the last three fiscal years, the Company’s average annual run rate has been 0.56%. If the stockholders approve and adopt the 2024 Omnibus Plan, the Company estimates its future run rates will be similar to the current rate.

Fiscal Year	Options/SARs Granted (‘000)	Aggregate Full Value Awards Granted (‘000)	Weighted Average Basic Common Shares Outstanding (‘000)	Annual Run Rate
2024	300	388	127,767	0.54%
2023	360	268	127,507	0.49%
2022	340	474	127,948	0.64%
3-Year Average Run Rate				0.56%
Q:	WHAT IS THE COMPANY’S DILUTION OR OVERHANG AND HOW MANY SHARES ARE AVAILABLE FOR GRANT UNDER ITS CURRENT EQUITY COMPENSATION PLANS?
A:
Overhang is an analysis of potential dilution to stockholders from the equity being transferred to employees via equity incentive plans. Overhang is calculated by dividing (a) the number of shares of Common Stock issued and options granted but

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unexercised under the Company’s equity compensation plans plus the number of shares of Common Stock available for future grant under the Company’s equity compensation plans by (b) the number of shares described in clause (a) above plus the total number of shares of Common Stock outstanding. As of July 22, 2024, the Company’s overhang was approximately 4.8%. The total number of shares of Common Stock available for future issuance under all of the Company’s equity compensation plans in effect as of July 22, 2024 was:
PLAN	Outstanding Unexercised Options/SARs	Weighted Average Exercise Price	Weighted Average Remaining Term	Outstanding Full Value Awards	Shares Available for Grant
RPM International Inc. 2014 Omnibus Equity and Incentive Plan	2,191,700	$79.11	6.57 years	997,851	2,507,583*
RPM International Inc. 1997 Restricted Stock Plan	—	—	—	34,996	—
RPM International Inc. 2007 Restricted Stock Plan	—	—	—	208,847	—
RPM International Inc. 2003 Restricted Stock Plan for Directors	—	—	—	51,400	—
TOTAL	2,191,700	$79.11	6.57 years	1,293,094	2,507,583*
*
1,164,365 of the shares available for grant under the 2014 Omnibus Plan may be subject to “full-value” awards. “Full-value” awards are restricted stock, restricted stock unit, performance stock and performance stock unit awards. Of these shares currently available for future grants, the Company commits that it will not make any further awards under the 2014 Omnibus Plan, with the exception of up to 25,000 shares from the 2014 Omnibus Plan for the Directors’ regularly scheduled grants in October 2024 and all other remaining shares will be retired and unavailable for future grants upon the expiration of the 2014 Omnibus Plan.

Note: As of July 22, 2024, there were 128,797,008 common shares outstanding.
Q:	WILL THE COMPANY MAKE ANY FURTHER AWARDS UNDER THE 2014 OMNIBUS PLAN?
A:
After July 22, 2024 (the date for which shares available for future grant under the 2014 Omnibus Plan are presented in the foregoing table) and through the date of this Proxy Statement, the Company has not made any further awards under the 2014 Omnibus Plan. From the date of this Proxy Statement to the date of the Annual Meeting, the Company commits that it will not make any further awards under the 2014 Omnibus Plan, with the exception of up to 25,000 shares of Common Stock that may be granted on October 3, 2024 immediately preceding the Annual Meeting in the form of restricted stock for non-employee Directors. The amount and timing of these restricted stock awards follows the Company’s annual compensation program for its non-employee Directors. If the Company’s stockholders approve the 2024 Omnibus Plan at the Annual Meeting, no further awards may be made under the 2014 Omnibus Plan as of that date. The 2014 Omnibus Plan will expire by its terms on October 9, 2024.

Q:	DOES THE 2024 OMNIBUS PLAN PROVIDE FOR THE REPRICING OF OPTIONS?
A:
The Company has never repriced options or granted options at less than fair market value. The 2024 Omnibus Plan expressly prohibits repricing options or stock appreciation rights, whether directly, by lowering the exercise price of an outstanding option or stock appreciation right, or indirectly, by canceling an outstanding option and granting a replacement option or stock appreciation right at a lower exercise price or another award to replace the option or stock appreciation right.

Q:	WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE 2024 OMNIBUS PLAN?
A:
The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the proposal to approve and adopt the 2024 Omnibus Plan and either present in person or by proxy, is required for the approval and adoption of the 2024 Omnibus Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

Q:	WHERE CAN I FIND THE TEXT OF THE 2024 OMNIBUS PLAN?
A:	A copy of the 2024 Omnibus Plan is attached hereto as Appendix B.
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HIGHLIGHTS OF CERTAIN PROVISIONS OF THE 2024 OMNIBUS PLAN
Administration, Eligibility and Participation
Q:	WHO ADMINISTERS THE 2024 OMNIBUS PLAN?
A:
The 2024 Omnibus Plan is administered by the Compensation Committee. The Board of Directors has discretion and authority to assume the administration of the 2024 Omnibus Plan. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s authority under the 2024 Omnibus Plan includes, but is not limited to, the authority to: (i) select the employees who shall participate in the 2024 Omnibus Plan; (ii) determine the amounts and types of awards; (iii) determine the terms and conditions of awards in a manner consistent with the 2024 Omnibus Plan; (iv) construe and interpret the 2024 Omnibus Plan, all award agreements, and any other agreements or instruments entered into under the plan; (v) establish, amend, or waive rules and regulations for the 2024 Omnibus Plan’s administration; and (vi) amend the terms and conditions of any outstanding award and applicable award agreement to the extent that such terms and conditions are within the discretion of the Compensation Committee, subject to the provisions of the 2024 Omnibus Plan and any applicable law. Further, the Compensation Committee may make all other determinations that may be necessary or advisable for the administration of the 2024 Omnibus Plan.

The Company’s Vice President – Corporate Benefits and Risk Management supervises routine plan administration.
Q:	WHO IS ELIGIBLE TO PARTICIPATE IN THE 2024 OMNIBUS PLAN?
A:
The Compensation Committee, from time to time and in its sole and exclusive discretion, determines those employees of the Company, its subsidiaries and affiliates who are eligible for awards. Approximately 220 employees are currently eligible to receive awards under the 2024 Omnibus Plan and Non-employee Directors are also eligible to receive awards under the 2024 Omnibus Plan.

Q:	WHAT DOES THE COMPANY RECEIVE FOR GRANTING AWARDS UNDER THE 2024 OMNIBUS PLAN?
A:
The 2024 Omnibus Plan furthers the growth and financial success of the Company by aligning interests of key employees and Directors more closely with the interests of the Company’s stockholders and to provide employees and Directors with an additional incentive to excel in performing services for the Company and its affiliates. The 2024 Omnibus Plan provides flexibility to the Company and its affiliates in attracting, motivating and retaining key employees and Directors.

Q:	HOW LONG MAY AWARDS BE MADE UNDER THE 2024 OMNIBUS PLAN?
A:
Subject to approval by the Company’s stockholders, the 2024 Omnibus Plan will become effective on October 3, 2024. Subject to the Board of Directors’ discretion to terminate the 2024 Omnibus Plan at an earlier date, awards may be granted through October 3, 2034; however, any awards that are outstanding under their terms at the time the 2014 Omnibus Plan is terminated will remain outstanding until fully vested or exercised, or otherwise terminate pursuant to the terms of such awards.

SHARE AND AWARD LIMITATIONS
Q:	WHAT IS THE SOURCE OF THE COMMON STOCK THAT MAY BE AWARDED UNDER THE 2024 OMNIBUS PLAN?
A:	The Company awards authorized and unissued or treasury shares of Common Stock under the 2024 Omnibus Plan.
Q:	HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE 2024 OMNIBUS PLAN?
A:	Up to 5,000,000 shares of Common Stock may be issued with respect to awards under the 2024 Omnibus Plan.
Q:	HOW MANY SHARES OF COMMON STOCK MAY BE SUBJECT TO “FULL-VALUE” AWARDS?
A:
No more than 2,500,000 shares of Common Stock may be subject to “full-value” awards under the 2024 Omnibus Plan. “Full-value” awards are restricted stock, restricted stock units, performance shares and unrestricted shares. This limitation relates solely to Common Stock issuable under the 2024 Omnibus Plan.

Q:	ARE THERE LIMITS ON GRANTS TO INDIVIDUAL PARTICIPANTS?
A:
Yes. The Board of Directors believes that annual participant limitations on specific types of awards are appropriate. The maximum number of shares of Common Stock subject to option or stock appreciation rights awards that may be granted to any participant (other than non-employee Directors, for whom there is a separate, lower limit of 10,000) during any plan year is

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500,000. The maximum number of shares of Common Stock subject to any full value awards (whether payable in cash or stock) that may be granted to any participant (other than non-employee Directors, for whom there is a separate, lower limit of 10,000) during any plan year is 500,000. Stock options and stock appreciation rights have an exercise price that is at least the fair market value of the shares of Common Stock subject to the award on the date of grant. Finally, the maximum dollar-denominated award that may be granted to any participant (other than non-employee Directors, for whom there is a separate, lower limit of $500,000) during any plan year is $5,000,000. Dollar-denominated awards provide for payment of an amount not determined by reference to the fair market value of shares of Common Stock. Each of these limitations apply solely to awards under the 2024 Omnibus Plan.
Q:	ARE SHARES WHICH ARE NO LONGER ISSUABLE PURSUANT TO AWARDS CHARGED AGAINST THE 2024 OMNIBUS PLAN’S SHARE AND AWARD LIMITATIONS?
A:
No. Shares covered by an award that is forfeited or shares that remain unpurchased or undistributed upon termination or expiration of an award may be used for further awards to the same or other participants. However, the 2024 Omnibus Plan does not add back to the number of shares available under the 2024 Omnibus Plan any shares that are used to pay for the exercise price of an option or stock appreciation right, or any shares used to cover tax withholding obligations.

TYPES OF AWARDS
Q:	WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 2024 OMNIBUS PLAN?
A:
The 2024 Omnibus Plan provides for several types of cash and stock-based awards. These are stock options and stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance units and shares of unrestricted stock. In addition, dividend equivalents may also be awarded with respect to restricted stock units and performance shares. Awards may be linked to other awards (e.g., stock appreciation rights linked to options). Each award is contingent upon a participant’s execution of an award agreement prescribed by the Compensation Committee.

Q:	ARE THERE MINIMUM VESTING REQUIREMENTS FOR AWARDS GRANTED UNDER THE 2024 OMNIBUS PLAN?
A:
Generally, any award granted under the 2024 Omnibus Plan must have at least a one-year vesting or performance period. However, 5% of the shares available under the 2024 Omnibus Plan may used for awards with no minimum vesting period.

Q:	WHAT ARE PERFORMANCE SHARES?
A:
Performance shares are a right to receive a specified number of shares of Common Stock and/or a cash amount determined by reference to the fair market value of a specified number of shares of Common Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of grant of a performance shares award, the Compensation Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the value of the distribution to the participant. The Compensation Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). Certain performance criteria that the Compensation Committee may use are provided in the 2024 Omnibus Plan under the definition of “Performance Measures.” (See also, “WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE 2024 OMNIBUS PLAN?” above.)

Q:	WHAT ARE PERFORMANCE UNITS?
A:
Performance units are rights to receive a specified cash amount (not determined by reference to the fair market value of a specified number of shares of Common Stock) or a number of shares with a fair market value equal to the dollar amount earned if specified performance goals and any other terms and conditions specified in the applicable award agreement are satisfied.

Q:	WHAT IS THE DIFFERENCE BETWEEN PERFORMANCE SHARES AND PERFORMANCE UNITS?
A:
The value of performance shares awards is directly related to the value of shares of Common Stock, which will fluctuate over the life of the awards. The value of performance units is established at the time of grant and is not directly related to the value of shares of Common Stock.

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Q:	WHAT IS RESTRICTED STOCK?
A:
Restricted stock is an award of shares of Common Stock that are currently issued to a participant subject to forfeiture, transfer or other restrictions that will cease to apply at a future date or dates when specified conditions provided in the award agreement have been satisfied. Grants of restricted stock may be performance-based or have their restrictions lapse by the passage of time. The Compensation Committee may provide that restrictions lapse upon death, disability or retirement.

Q:	WHAT ARE RESTRICTED STOCK UNITS?
A:
Restricted stock units represent a promise to issue shares of Common Stock or pay the cash equivalent to a participant in the future when specified conditions provided in the award agreement have been satisfied. The Compensation Committee may provide that restricted stock unit awards vest upon death, disability or retirement.

Q:	WHAT IS THE DIFFERENCE BETWEEN RESTRICTED STOCK AND RESTRICTED STOCK UNITS?
A:
Unlike restricted stock, restricted stock units do not provide the participant-holder with the rights of a stockholder prior to lapse of the restrictions. Thus, recipients of restricted stock awards have stockholder rights while recipients of restricted stock unit awards do not. However, if a grant of restricted stock is prospective-performance-based, any dividends issued with respect to the shares will be deferred and paid contingently upon the achievement of the underlying performance goals.

Q:	WHAT ARE DIVIDEND EQUIVALENTS?
A:
Dividend equivalents are rights to be paid an amount equal to the dividends paid on a specified number of shares of Common Stock. Dividend equivalents are based on the number of shares of Common Stock subject to an award (other than stock options or stock appreciation rights) under the 2024 Omnibus Plan. For any awards that are performance-based, any dividend equivalents associated with the award will be deferred and paid contingently upon achievement of the award’s underlying performance goals. Dividend equivalents may not be awarded with respect to stock options or stock appreciation rights.

Q:	WHAT TYPES OF STOCK OPTIONS MAY BE AWARDED?
A:
Incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”). ISOs are intended to meet the requirements for favorable tax treatment under Section 422 of the Code. NQSOs are stock options that do not meet those requirements.

Q:	DO ANY SPECIAL RESTRICTIONS APPLY TO INCENTIVE STOCK OPTIONS?
A:
Yes. An ISO may only be granted to employees (including officers and Directors who are also employees) of the Company or a “subsidiary corporation” as defined in the Code. No ISO may be exercisable on or after the 10th anniversary of the date of grant, nor may any ISO be granted on or after the tenth anniversary of the effective date of the 2024 Omnibus Plan (such anniversary will be October 3, 2034, if the 2024 Omnibus Plan is approved by the Company’s stockholders at the Annual Meeting). The exercise price of an ISO cannot be less than the fair market value of the underlying stock on the date of grant, which generally means the last closing price of the stock as reported on the NYSE on the date of grant. If an ISO is granted to a participant who owns, at the time of grant, in excess of 10% of the total outstanding shares of Common Stock of the Company, the exercise price of the ISO must be at least 110% of the fair market value of the underlying stock on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year (under any plan of the Company and related companies) cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and will therefore be treated as an NQSO. ISOs are also non-transferable in accordance with the provisions of the Code.

Q:	HOW IS THE EXERCISE PRICE OF STOCK OPTIONS DETERMINED?
A:
For ISOs and NQSOs, the exercise price will not be less than the fair market value of a share of Common Stock on the date the option is granted multiplied by the number of shares subject to the option. The exercise price of ISOs granted to individuals with at least a 10% voting interest in the Company or related companies will be 110% of such exercise price. As of August 9, 2024, the fair market value of a share of the Company’s Common Stock was $   .

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Q:	WHEN ARE STOCK OPTIONS EXERCISABLE?
A:
Stock options are exercisable at such time or times provided in the applicable award agreement but, in any event, before their expiration or termination. A performance-based stock option may provide that it will become exercisable, if at all, only upon achievement of one or more performance goals. The Compensation Committee may provide that a stock option becomes exercisable upon death, disability or retirement.

Q:	WHEN DOES AN OPTION TERMINATE?
A:
The 2024 Omnibus Plan provides that options shall not have a term of more than ten years (five years for ISOs granted to individuals with at least a 10% voting interest in the Company or related companies). The Compensation Committee may impose a shorter term under the applicable award agreement.

Q:	WHAT IS A STOCK APPRECIATION RIGHT?
A:
A Stock Appreciation Right (“SAR”) may be free-standing or supplemental to a stock option. Upon exercise, the holder of a SAR is entitled to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the exercise price multiplied by the number of SARs exercised. The exercise price of a SAR is the fair market value of a share of common stock on the date of grant unless the Compensation Committee specified a higher exercise price when the SARs were granted. If a supplemental SAR is granted, the holder of the SAR is entitled to an amount under the SAR in addition to the proceeds of the stock option provided that the holder purchases shares under the stock option.

Q:	WHEN DO SARs TERMINATE?
A:
The 2024 Omnibus Plan provides that the Compensation Committee will impose an expiration date under the applicable SAR award agreement. Freestanding SARs have a maximum term of ten years, and Affiliated SARs and Tandem SARs are subject to the maximum ten-year term of the associated option.

Q:	WHAT FORM OF PAYMENT IS REQUIRED WHEN A STOCK APPRECIATION RIGHT IS EXERCISED?
A:	Upon exercise, interests in SARs may be distributed in cash, shares of Common Stock or a combination of the two, as the Compensation Committee may determine.
PARTICIPANT RIGHTS
Q:	DO PARTICIPANTS HAVE STOCKHOLDER RIGHTS?
A:
Recipients of restricted stock will ordinarily have stockholder rights, including dividend and voting rights, except, with respect to performance-based restricted stock, any dividends for such shares will be deferred and paid contingently upon the achievement of the underlying performance measures. Recipients of restricted stock unit awards, performance shares, performance unit awards, SARs and options ordinarily will not have stockholder rights unless and until shares of Common Stock are distributed to the recipient pursuant to those awards.

Q:	MAY PARTICIPANTS TRANSFER THEIR 2024 OMNIBUS PLAN INTERESTS?
A:
Generally, no. All awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will, by the laws of descent and distribution or by beneficiary designation. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so will be null and void.

Q:	WHAT HAPPENS TO AWARDS UPON TERMINATION OF EMPLOYMENT?
A:
Generally, awards are forfeited upon a participant’s termination of employment. However, the Compensation Committee has discretion to provide otherwise that: (1) awards become non-forfeitable, fully-earned and payable; and (2) stock options and SARs become exercisable, on the date of termination of employment or as a result of a specific event of termination of employment such as retirement, death or disability.

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IMPACT OF MAJOR CORPORATE EVENTS
Q:	WHAT HAPPENS IF THERE IS A CHANGE IN THE COMPANY’S CAPITAL STRUCTURE?
A:
The 2024 Omnibus Plan provides that in the event of any change in the shares of Common Stock by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, extraordinary dividend, or similar transaction, the Compensation Committee will, as it deems appropriate, adjust (i) the aggregate number and kind of shares available for awards, (ii) the number and kind of shares subject to an award, (iii) the number of shares available for certain awards under the individual and plan limits set forth in the plan and (iv) the terms of the award, including its exercise price, to prevent the dilution of shares or the diminution of the awards. Moreover, in the event of any such transaction or event or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2024 Omnibus Plan such alternative consideration (including cash) that it may determine to be equitable in the circumstances and may require the surrender of the replaced awards in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price greater than the consideration offered in connection with any change in control event, the Compensation Committee may elect to cancel such stock option or stock appreciation right without any payment to the award’s holder.

Q:	WHAT HAPPENS IF THERE IS A CHANGE IN CONTROL OF THE COMPANY?
A:
The treatment of outstanding awards upon a change in control would depend on whether or not the Company remains the surviving entity following the change in control. In general, a change in control will be deemed to have occurred under the 2024 Omnibus Plan if: (i) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (ii) the Company consummates a sale of all or substantially all of its assets; (iii) a person or group acquires 25% or more of the voting power of the Company in the election of Directors (excluding certain purchases by the Company, its affiliates or its benefit plans); or (iv) the Company experiences a turn-over (not approved by at least two-thirds of the Company’s Directors) of a majority of its Directors during a two-year period.

Upon the occurrence of a change in control, if the Company is the surviving entity, any awards made to a participant under the 2024 Omnibus Plan will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant’s employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2024 Omnibus Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2024 Omnibus Plan) (a so-called “double trigger”). If a participant’s employment is terminated under such circumstances, any outstanding stock options and stock appreciation rights will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2024 Omnibus Plan will lapse, and any awards that are subject to performance goals will immediately be earned or vested and will become immediately payable (unless prohibited by Section 409A of the Code) in accordance with their terms as if all of the performance goals have been achieved at their target levels as of the date of termination.
Upon the occurrence of a change in control, if the Company is not the surviving entity, any awards made under the 2024 Omnibus Plan will become fully vested and exercisable on the date of the change in control or will immediately vest and become immediately payable (unless prohibited by Section 409A of the Code) in accordance with their terms as if all of the applicable performance goals have been achieved at their target levels, and any restrictions that apply to such awards will lapse.
If the Company is not the surviving entity following a change in control, for each outstanding stock option and stock appreciation right, the holder will receive a payment equal to the difference between the consideration received by holders of shares of Common Stock in the change in control transaction and the exercise price of the applicable stock option or stock appreciation right, if such difference is positive. Any stock options or stock appreciation rights with an exercise price that is higher than the per share consideration received by holders of shares of Common Stock in connection with the change in control transaction will be canceled for no additional consideration.
If the Company is not the surviving entity following a change in control, for each outstanding award of restricted stock, restricted stock units, performance shares or performance units, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of shares of Common Stock equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of shares of Common Stock payable for awards subject to performance goals (as if achieved at target levels).
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If the payment or benefit underlying an award constitutes a deferral of compensation under Section 409A of the Code, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.
FEDERAL TAXATION
Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS FOR THE COMPANY AND PARTICIPANTS?
A:
The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to participants and the Company should generally be as set forth in the following summary. This summary only addresses income tax consequences for participants and the Company.

Tax withholding requirements may be satisfied on a mandatory or elective basis, as determined by the Compensation Committee. With respect to cash distributions, the Company will withhold up to the minimum required federal, state and local withholding taxes, including payroll taxes. With respect to stock distributions, the Company will sell the fewest number of shares necessary for the proceeds to equal the minimum required federal, state and local income tax liability arising from the distributions.
There are no federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the 2024 Omnibus Plan requires the participant to pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements. The participant’s tax treatment upon a disposition of shares acquired through the exercise of an NQSO is dependent upon the length of time the shares have been held. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of. The gain realized upon the participant’s disposition of shares acquired under an ISO will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction as described above for NQSOs.
Generally, no taxes are due upon a grant of restricted stock, restricted stock units, performance shares or performance units. An award of restricted stock or performance shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the restricted stock or performance shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of restricted stock units and performance units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of restricted stock may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted by the applicable agreement. At the present time, it is the Company’s practice not to allow 83(b) elections and it is currently anticipated that the applicable grant documents will preclude grantees from making an 83(b) election.
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code. In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.
NEW PLAN BENEFITS
Following the approval and adoption of the 2024 Omnibus Plan, grants of restricted stock in an amount equal to approximately $165,000 per Director, representing the equity component of each Director’s annual compensation, may be granted on an annual basis to each of the Directors (other than Mr. Sullivan, who does not receive any additional compensation for his service as a
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Director) under the 2024 Omnibus Plan. See “Director Compensation.” For other recipients of awards under the 2024 Omnibus Plan, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2024 Omnibus Plan because the grant and actual pay-out of awards under the 2024 Omnibus Plan are discretionary.
REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION
The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2024 Omnibus Plan with the Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2024 Omnibus Plan by the Company’s stockholders.
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Proposal Five
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has reappointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP.
The selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.
A representative of Deloitte & Touche LLP is expected to be present during the Annual Meeting. The representative will be given an opportunity to make a statement if desired and will be available to respond to stockholder questions.
Our Board of Directors unanimously recommends a vote FOR Proposal Five to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025.
The decision to engage Deloitte & Touche LLP was made by the Audit Committee.

Your Board recommends a vote “FOR” Proposal Five.

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Independent Registered Public Accounting Firm Services and Related Fee Arrangements
During the fiscal years ended May 31, 2024 and 2023, various audit services and non-audit services were provided to the Company by Deloitte & Touche LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:
	May 31,
	2024	2023
Audit Fees	$7,377,105	$7,095,366
Audit-Related Fees	13,700	71,095
Tax Services	887,067	912,167
All Other Fees	—	—
Total Fees	$8,277,872	$8,078,628
Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements and various statutory audits around the world for the fiscal years ended May 31, 2024 and 2023 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2024 and 2023 were $7,377,105 and $7,095,366, respectively.
Audit-Related Fees: The aggregate fees relating primarily to audit-related services for the Company and its subsidiaries, billed by Deloitte & Touche LLP were $13,700 and $71,095 for the fiscal years ended May 31, 2024 and 2023, respectively.
Tax Fees: The aggregate fees relating to tax compliance, advice and planning billed by Deloitte & Touche LLP were $887,067 and $912,167 for the fiscal years ended May 31, 2024 and 2023, respectively.
All Other Fees: No other fees were billed by Deloitte & Touche LLP for the fiscal years ended May 31, 2024 and 2023.
2024 Proxy Statement	85

Report of the Audit Committee of the Board of Directors
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2024 Annual Report on Form 10-K with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for fiscal 2024.
The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed as set forth by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with Deloitte & Touche LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from Deloitte & Touche LLP pursuant to the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence, which the Company has received.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, for filing with the Securities and Exchange Commission.
The Audit Committee has determined that the rendering of the non-audit services by Deloitte & Touche LLP was compatible with maintaining the auditor’s independence.
As described above under the heading “Proposal Five – Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2025 and is seeking ratification of the appointment at the Annual Meeting.
Submitted by the Audit Committee of the Board of Directors as of July 19, 2024.
Salvatore D. Fazzolari, Chair
Kirkland B. Andrews
Jenniffer D. Deckard
86	2024 Proxy Statement

Stock Ownership of Principal Holders and Management
The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2024, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, Medina, Ohio 44256.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)
The Vanguard Group(2)	14,220,983	11.0
BlackRock, Inc.(3)	13,219,426	10.3
Aristotle Capital Management, LLC(4)	9,578,480	7.4
Kirkland B. Andrews(5)	11,628	*
John M. Ballbach(6)	19,474	*
Bruce A. Carbonari(7)	42,521	*
Jenniffer D. Deckard(8)	14,845	*
Salvatore D. Fazzolari(9)	19,549	*
Russell L. Gordon(10)	205,566	0.2
Janeen B. Kastner(11)	187,706	0.1
Timothy R. Kinser(12)	24,090	*
Robert A. Livingston(13)	16,159	*
Edward W. Moore(14)	58,718	*
Frederick R. Nance(15)	8,180	*
Ellen M. Pawlikowski(16)	3,700	*
Frank C. Sullivan(17)	1,361,998	1.1
William B. Summers, Jr.(18)	46,188	*
Elizabeth F. Whited(19)	4,300	*
All Directors and executive officers as a group (seventeen persons including the Directors, Director nominees and executive officers named above)(20)	2,060,022	1.6
*	Less than 0.1%.
(1)
In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock-settled appreciation rights covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2024, but no exercise of outstanding stock-settled appreciation rights covering Common Stock held by any other person.

(2)
According to an amended Schedule 13G filed with the Commission on February 13, 2024, The Vanguard Group (“Vanguard”), as of December 29, 2023, has shared voting power over 70,496 shares of Common Stock, sole dispositive power over 14,044,091 shares of Common Stock, and shared dispositive power over 176,892 shares of Common Stock shown in the table above. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
According to an amended Schedule 13G filed with the Commission on March 7, 2024, BlackRock, Inc., together with its subsidiaries BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited,

2024 Proxy Statement	87

BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd (together, “BlackRock”), as of February 29, 2024, has sole voting power over 12,356,756 shares of Common Stock, and sole dispositive power over the 13,219,426 shares of Common Stock shown in the table above. BlackRock is located at 50 Hudson Yards, New York, New York 10001.
(4)
According to an amended Schedule 13G filed with the Commission on February 14, 2024, Aristotle Capital Management, LLC (“Aristotle”), as of December 31, 2023, has sole voting power over 8,832,243 shares of Common Stock, and sole dispositive power over the 9,578,480 shares of Common Stock shown in the table above. Aristotle is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.

(5)	Mr. Andrews is a Director of the Company.
(6)	Mr. Ballbach is a Director of the Company.
(7)	Mr. Carbonari is a Director of the Company.
(8)	Ms. Deckard is a Director of the Company.
(9)	Mr. Fazzolari is a Director of the Company.
(10)
Mr. Gordon is an executive officer of the Company. His ownership is comprised of 120,749 shares of Common Stock which he owns directly and 84,817 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2024.

(11)
Ms. Kastner is an executive officer of the Company. Her ownership is comprised of 119,190 shares of Common Stock which she owns directly, 67,433 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2024, and approximately 1,083 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents Ms. Kastner’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2024.

(12)
Mr. Kinser is an executive officer of the Company. His ownership is comprised of 20,454 shares of Common Stock which he owns directly and 3,636 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2024.

(13)	Mr. Livingston is a Director of the Company.
(14)
Mr. Moore is an executive officer of the Company. His ownership is comprised of 56,209 shares of Common Stock which he owns directly and 4,871 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2024.

(15)	Mr. Nance is a Director of the Company.
(16)	Gen. Pawlikowski is a Director of the Company.
(17)
Mr. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 1,025,072 shares of Common Stock which he owns directly, 3,000 shares of Common Stock which he holds as custodian for his son, 313,265 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2024, 15,600 shares of Common Stock held in a trust for the benefit of Mr. Sullivan, and approximately 5,061 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2024. Ownership of the shares of Common Stock held as custodian for his son and those held in a trust for the benefit of his son is attributed to Mr. Sullivan pursuant to Commission rules.

(18)	Mr. Summers is a Director of the Company.
(19)	Ms. Whited is a Director of the Company.
(20)
The number of shares of Common Stock shown as beneficially owned by the Directors, Director nominees and executive officers as a group on May 31, 2024 includes approximately 6,144 shares of Common Stock held by Fidelity Management Trust Company, as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2024.

88	2024 Proxy Statement

Stockholder Proposals for the 2025 Annual Meeting
Any stockholder proposal intended to be presented at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than April 24, 2025 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to the 2025 Annual Meeting. Each proposal submitted must be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also must be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.
In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2025 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2025 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than the close of business on June 5, 2025 and no later than the close of business on July 5, 2025. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.
If, however, the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of the 2025 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.
In addition to satisfying the requirements under the By-Laws, if a stockholder intends to comply with the universal proxy rules and to solicit proxies in support of Director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares of Common Stock representing at least 67% of the voting power of the Company’s shares of Common Stock entitled to vote on the election of Directors in support of Director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company’s Secretary no later than August 4, 2025, which is 60 days prior to the first anniversary of the date of this year’s Annual Meeting. If, however, the date of the 2025 Annual Meeting is changed by more than 30 days from such anniversary date, then the stockholder must provide notice by the later of 60 days prior to the date of the 2025 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.
The By-Laws permit a stockholder or a group of up to twenty stockholders that has owned three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate, and include in the Company’s proxy materials for its Annual Meeting, candidates for Director constituting up to the greater of (i) two Directors or (ii) 20% of the number of the Company’s Directors then-serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. Requests to include stockholder-nominated candidates for Director in the Board of Directors’ Proxy Statement and form of Proxy related to the 2025 Annual Meeting must be submitted to and received by the Secretary of the Company at 2628 Pearl Road, Medina, Ohio 44256, no earlier than March 25, 2025 and no later than April 24, 2025.
2024 Proxy Statement	89

Other Matters
The Board of Directors is not aware of any matter to come before the Annual Meeting other than the election of Directors and those other matters mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.
Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:
Secretary
RPM International Inc.
2628 Pearl Road
Medina, Ohio 44258
IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. EVEN IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIA THE LIVE WEBCAST, YOU ARE ENCOURAGED TO VOTE ELECTRONICALLY VIA THE INTERNET IN ADVANCE OF THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR NOTICE OF INTERNET AVAILABILITY OR PROXY CARD. ALTERNATIVELY, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
By Order of the Board of Directors.
Edward W. Moore, Secretary
August 22, 2024
90	2024 Proxy Statement

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RPM INTERNATIONAL INC.
RPM International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section 1 of the Article numbered “VII” so that, as amended, said Section of said Article shall be and read as follows:
Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than nine nor more than 15 and will be fixed from time to time in the manner provided in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III, and at each annual meeting of the stockholders of the Company, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, subject to the following: (1) beginning at the 2024 annual meeting of stockholders and at each succeeding annual meeting of stockholders thereafter, the successors to the class of Directors whose term expires at such meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election; and (2) accordingly, following the annual meeting of stockholders held in 2026, the classification of Directors will terminate in its entirety. Directors may be elected by the stockholders only at the annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: The foregoing amendment shall become effective at 1:30 pm (Eastern Time) on October 3, 2024.
* * *
2024 Proxy Statement	A-1

APPENDIX B
RPM INTERNATIONAL INC.
2024 OMNIBUS EQUITY AND INCENTIVE PLAN
ARTICLE I.
PURPOSE AND DURATION
Section 1.01. Establishment of the Plan. RPM International Inc., a Delaware corporation, hereby establishes an equity-based compensation plan, to be known as the RPM International Inc. 2024 Omnibus Equity and Incentive Plan (the “Plan”). The Plan was adopted by the Company’s Board on July 18, 2024, contingent upon stockholder approval.
Section 1.02. Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company’s stockholders and to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees and directors. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and unrestricted Shares.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01. Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:
(a)	“2014 Plan” means the RPM International Inc. Amended and Restated 2014 Omnibus Equity and Incentive Plan.
(b)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
(c)
“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(d)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.
(e)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).
(f)
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or unrestricted Shares.

(g)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.
(h)	“Board” or “Board of Directors” means the Company’s Board of Directors, as constituted from time to time.
(i)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company.

2024 Proxy Statement	B-1

(j)
“Cause” means the occurrence of any of the following events that occurs within the two-year period following a Change in Control: (i) Participant’s commission of a felony or any crime of moral turpitude; (ii) Participant’s willful conduct that is reasonably likely to materially impair the reputation of the Company or its Affiliates; (iii) Participant’s fraud, misappropriation or embezzlement of any business opportunity, funds or property of the Company or its Affiliates (whether attempted or actual); (iv) Participant’s breach of an agreement with the Company or one of its Affiliates, failure to adhere to a written rule or policy of the Company or one of its Affiliates, or failure to carry out, or comply with, in any material respect, any clear and reasonably attainable directive made in good faith; provided, however, that if such breach or failure described in clause (iv) is reasonably susceptible to cure, the Company or its Affiliate shall notify Participant in writing of the acts believed to constitute such breach or failure, and if Participant corrects or remedies such acts within fifteen (15) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (v) Participant’s voluntary resignation or other termination of employment or service effected by Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.

(k)	“Change in Control” has the meaning specified in Section 14.01.
(l)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(m)	“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.
(n)	“Company” means RPM International Inc., a Delaware corporation, and any successor thereto.
(o)	“Director” means any individual who is a member of the Board of Directors.
(p)	“Effective Date” means October 3, 2024, which is the date on which the Company’s stockholders initially approved the Plan.
(q)
“Employee” means an officer or key employee of the Company or an Affiliate, a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.

(r)
“Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.

(s)
“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(t)	“FINRA” means the Financial Industry Regulatory Authority.
(u)	“Fiscal Year” means the annual accounting period of the Company.
(v)	“Freestanding SAR” means an SAR that is granted independently of any Option.
(w)
“Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.

B-2	2024 Proxy Statement

(x)	“Good Reason” means the occurrence of one or more of the following events within the two- year period following a Change in Control:
(i)
a significant reduction in the nature or scope of the title, authority or responsibilities of the Participant from those held by the Participant immediately prior to the Change in Control or a relocation of the Participant’s primary place of employment to a new location that is greater than twenty-five (25) miles from the location immediately prior to the Change in Control;

(ii)
a reduction in the Participant’s (a) annual base salary from the amount in effect on the date of the Change in Control, or (b) annual cash incentive compensation from the amount of the Participant’s annual cash incentive compensation earned for the fiscal year preceding the fiscal year in which the Participant’s termination of employment occurs, unless such reduction results solely from the Company’s results of operations;

(iii)
the failure by the Company to offer to the Participant an economic value of benefits reasonably comparable to the economic value of benefits under the benefit plans in which the Participant participates at the time of the Change in Control;

(iv)
the failure by the Company to comply with and satisfy Section 15.08 of this Plan, relating to the assumption of this Plan and the Company’s obligations hereunder by any successor entity, or any other action or inaction that constitutes a material breach by the Company of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company; or

(v)
the Company materially changes its strategic direction, which shall be deemed to occur in the event of (a) any material change in the Company’s group operating structure from that in place immediately prior to the Change in Control; (b) any sale, liquidation, or other disposition or discontinuation of any business or businesses that represent, individually or in the aggregate, greater than 20% of the Company’s revenue, income from operations or cash flow during the most recent fiscal year completed prior to the Change in Control; or (c) any material change in the principal methods of sourcing raw materials for, manufacturing of, or methods of distribution with respect to, products that represent, individually or in the aggregate, greater than 20% of the Company’s revenue, income from operations or cash flow during the most recent fiscal year completed prior to the Change in Control.

(y)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.
(z)	“Nonemployee Director” means a Director who is not an Employee.
(aa)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.
(bb)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(cc)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.
(dd)	“Participant” means an Employee to whom an Award has been granted.
(ee)	“Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.
2024 Proxy Statement	B-3

(ff)
“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are:

(i)
Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

(ii)
Cash Flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);
(iv)	Working Capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);
(v)	Profit Margins (e.g., Profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);
(vi)	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);
(vii)
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to stockholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one Performance Measure is selected by the Committee for a Plan Year, the Performance Measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. Performance Measures may differ from Participant to Participant and from Award to Award.
In establishing Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
(gg)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.
(hh)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.
(ii)
“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

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The Committee may, in its sole discretion, appropriately adjust the Performance Targets or the manner in which performance will be measured against the Performance Targets based upon the occurrence of a qualifying event selected by the Committee in its discretion that occurs during the Performance Period. Such events may include: acquisition-related charges; litigation, claim judgments, settlements or tax settlements; changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.
(jj)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.
(kk)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.
(ll)	“Plan” means the RPM International Inc. 2024 Omnibus Equity and Incentive Plan, as set out in this instrument and as amended from time to time.
(mm)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.
(nn)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.
(oo)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.
(pp)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.
(qq)
“Shares” means the whole shares of issued and outstanding regular voting shares of common stock, par value $0.01 per share, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

(rr)
“Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.

(ss)
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as an SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.

(tt)
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.

(uu)
“Tandem SAR” means an SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

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(vv)	“Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).
Section 2.02. Rules of Interpretation. The following rules shall govern in interpreting the Plan:
(a)
Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)
The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.
(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.
(e)
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)
The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties.
Section 3.02. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company or the Committee’s Charter, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees and Directors who shall participate in the Plan; (b) determine the amounts and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for
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the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.
Section 3.03. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons or (ii) in a way that would jeopardize the Plan’s satisfaction of Rule 16b-3.
Section 3.04. Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01. Number of Shares; Plan Limits.
(a)	Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan:
(i)	the maximum aggregate number of Shares which may be issued under this Plan pursuant to Awards is five million (5,000,000) Shares (the “Aggregate Share Limit”);
(ii)
not more than two million, five hundred thousand (2,500,000) Shares may be issued under this Plan pursuant to grants of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and unrestricted Shares; and

(iii)
notwithstanding the foregoing, any Shares covered by an award under this Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award may be reissued under this Plan.

(b)
Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;
(ii)	any Shares used in payment or withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;
(iii)
the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)	in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.
(c)
If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

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(d)
Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(e)
Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 5,000,000 Shares.

(f)
The number of shares issued with respect to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units or unrestricted Shares (after taking into account any forfeitures and cancellations) will not exceed an aggregate of 2,500,000 Shares during the life of the Plan (or until the Company’s stockholders approve additional Shares to be issued under the Plan).

Section 4.02. Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:
(a)	no Employee will be granted Options or SARs for more than 500,000 Shares, in the aggregate, during any calendar year; and
(b)	no Employee will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 500,000 Shares, in the aggregate, during any calendar year.
(c)
no Nonemployee Director will be granted Options, SARs, or Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 10,000 Shares, in the aggregate, during any calendar year.

Section 4.03. Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Employee will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $5,000,000. In addition, notwithstanding any other provision of the Plan to the contrary, in any calendar year, no Nonemployee Director will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $500,000.
Section 4.04. Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.05. Stockholder Rights. Except with respect to Restricted Stock as provided in Article VIII, no person shall have any rights of a stockholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company’s official stockholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a stockholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company’s official stockholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.06. Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, extraordinary dividend, or similar transaction, the Committee shall, as it
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deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award, including its Exercise Price, to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee’s determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.07. Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 5% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VI through X of this Plan that are not subject to the one-year vesting requirements for performance-based Awards set forth in Sections 6.05, 7.04, 8.04, 9.04 and 10.03 of this Plan or the three-year vesting requirements for service-based Awards set forth in Sections 8.04 and 9.04 of this Plan and (ii) Awards of unrestricted Shares granted pursuant to Article XI of this Plan.
ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees or Directors to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee or Director and the Employee’s or Director’s contributions to the Company or its Affiliates, the value of the Employee’s or Director’s services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.
ARTICLE VI.
STOCK OPTIONS
Section 6.01. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee or Director in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that Incentive Stock Options may only be granted to Employees. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
Section 6.02. Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.
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Section 6.03. Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.
(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.
(b)
Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees or Directors on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.

Section 6.04. Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:
(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;
(b)
Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)
Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05. Exercisability of Options. Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement; provided, however, that except as provided in Section 4.07, no Option shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for an Option may provide that such Option becomes exercisable upon certain events, such as the Participant’s death, disability or retirement.
Section 6.06. Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:
(a)
subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;
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(c)
subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

(d)	to the extent permitted by law, in any other manner then permitted by the Committee; or
(e)	a combination of the foregoing.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official stockholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. No Award of an Option shall entitle a Participant to dividend equivalents with respect to the Shares covered by the Option.
Section 6.07. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08. Prohibition on Repricing of Stock Options. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without stockholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
Section 7.01. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06. No Award of a SAR shall entitle a Participant to dividend equivalents with respect to the Shares covered by the SAR.
Section 7.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.
Section 7.03. Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
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Section 7.04. Exercise of Freestanding SARs. Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement; provided, however, that except as provided in Section 4.07, no SAR shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable upon certain events, such as the Participant’s death, disability or retirement.
Section 7.05. SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06. Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	the SAR’s Spread; by
(b)	the number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08. Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09. Prohibition on Repricing SARs. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without stockholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.
ARTICLE VIII.
RESTRICTED STOCK
Section 8.01. Grants of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 8.02. Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04. Other Restrictions. The Committee, in its sole discretion, may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting
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based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.
Section 8.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock upon certain events, such as the Participant’s death, disability or retirement.
Section 8.06. Dividends. Any grant of Shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be either paid currently or automatically deferred and reinvested in additional Shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 8.07. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
Section 8.08. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01. Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 9.02. Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.
Section 9.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04. Other Restrictions. The Committee, in its sole discretion, may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.
Section 9.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares covered by an Award of Restricted Stock Units shall be delivered to the Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to
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be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units upon certain events, such as the Participant’s death, disability or retirement.
Section 9.06. Dividends Equivalents. The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on current, deferred or contingent basis; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 9.07. Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08. Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.
ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01. Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.
Section 10.02. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03. Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.
The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.
Section 10.04. Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications upon certain events, such as the Participant’s death, disability or retirement.
Section 10.05. Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.
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Section 10.06. Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on a contingent basis, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.
Section 10.07. Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.
ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, the Committee may make an Award of unrestricted Shares to any Employee in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.
ARTICLE XII.
AMENDMENT, TERMINATION, AND DURATION
Section 12.01. Amendment, Suspension, or Termination.
(a)
The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant’s rights provided for in Article XIV hereof) without the Participant’s consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company’s stockholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv) materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the stockholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)
If permitted by Code Section 409A, and the regulations thereunder, without resulting in any adverse tax consequences, but subject Section 12.01(c), in case of a Participant’s termination of employment by reason of death, disability or retirement of a Participant, or in the case of a Change in Control, an unforeseeable emergency or other special circumstances, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to Performance Shares or Performance Units.

(c)
Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively. Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.

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Section 12.02. Duration of the Plan and Stockholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XIII.
TAX WITHHOLDING
Section 13.01. In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any distributions incident to this Plan.
(a)
Cash Distributions. The Committee shall cause the Company to require any withholding tax obligation arising in connection with a cash distribution (or the cash portion of a distribution), up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Participant or his or her beneficiary.

(b)
Share Distributions. The Committee shall cause the Company to withhold from any distribution of shares (including the portion of a distribution consisting of shares) under this Plan an amount equal to the Participant’s or his or her beneficiary’s minimum tax liability arising from such distribution. The withholding amount shall be obtained pursuant to Section 13.02. The Participant or his or her beneficiary shall provide the Committee with such stock powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section 13.01(b).

Section 13.02. Withholding from Share Distributions. With respect to a distribution of shares pursuant to the Plan, the Committee shall cause the Company to sell the fewest number of such shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single share) the Participant’s Minimum Withholding Tax Liability (as defined in Section 13.04) resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying the Participant’s Minimum Withholding Tax Liability. Notwithstanding anything contained in this Section 14 to the contrary, the Committee shall have no obligation to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.
Section 13.03. Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s tax liability arising from a distribution.
Section 13.04. Minimum Withholding Tax Liability. For purposes of this Article XIII, the term “Minimum Withholding Tax Liability” is the product of: (i) the aggregate minimum applicable federal and applicable state and local income withholding tax rate on the date of a distribution pursuant to the Plan; and (ii) the Fair Market Value of shares distributable to the Participant determined as of the date of distribution.
ARTICLE XIV.
CHANGE IN CONTROL
Section 14.01. Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:
(a)
The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Stock”) immediately prior to such transaction;

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(b)
The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

(c)
Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term “beneficial owner” is defined under SEC Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty-five percent (25%) or more of the total votes relating to the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Power”); or

(d)
During any period of two (2) consecutive years, individuals who, at the beginning of any such period constitute the Directors, cease, for any reason, to constitute at least a majority thereof, unless the nomination for election by the Company’s stockholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then in office who were Directors at the beginning of any such period.

Notwithstanding the foregoing provisions of paragraphs (c) of this definition, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan: (i) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company’s Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary.
Section 14.02. Treatment of Awards Following a Change in Control If the Company Remains the Surviving Entity.
(a)
Upon the occurrence of a Change in Control in which the Company remains the surviving entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant’s employment or service is involuntarily Terminated by the Company for reasons other than for Cause; or
(ii)	the Participant Terminates his or her employment or service for Good Reason.
(b)
If a Participant’s employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest and shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of Termination; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)
provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.
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Section 14.03. Treatment of Awards Following a Change in Control If the Company Does Not Remain the Surviving Entity.
(a)
Upon the occurrence of a Change in Control in which the Company does not remain the surviving entity, any Awards made under this Plan shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 14.03(e)) in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 14.03 shall apply.

(b)
For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.
(e)
Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

ARTICLE XV.
MISCELLANEOUS
Section 15.01. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 15.02. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 15.03. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at Compensation Committee of the Board of Directors, RPM International Inc., 2628 Pearl Road, Medina, Ohio 22456.
Section 15.04. No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by or directorship with the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause.
Section 15.05. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.
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Section 15.06. Participation. No Employee or Director shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.
Section 15.07. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 15.08. Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 15.09. Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.
(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)
Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant’s estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

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Section 15.10. No Rights as Stockholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company’s official stockholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 15.11. Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set- aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 15.12. Compliance with Code Section 409A.
(a)
To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 15.13. Recoupment. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company’s having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary,
B-20	2024 Proxy Statement

in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company’s exclusive remedy with respect to such matters.
Section 15.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.
2024 Proxy Statement	B-21

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

RPM INTERNATIONAL INC.
C/O EQ
6201 15TH AVENUE
BROOKLYN, NY 11219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 2, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 30, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RPM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 2, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 30, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55377-P16701

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPM INTERNATIONAL INC.

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES:

	For All	Withhold All	For All Except
2. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bruce A. Carbonari
02) Jenniffer D. Deckard
03) Salvatore D. Fazzolari

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 3, 4 AND 5.

	For	Against	Abstain
1. Approve the Amendment of the Amended and Restated Certificate of Incorporation.	☐	☐	☐
3. Approve the Company's executive compensation.	☐	☐	☐
4. Approve the Company's 2024 Omnibus Equity and Incentive Plan.	☐	☐	☐
5. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.	☐	☐	☐

Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by the Proxy in their discretion.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE

The 2024 RPM International Inc. Annual Meeting of Stockholders will be in ***virtual meeting format***, via live webcast.

There will be no physical location at which stockholders may attend the meeting.

VIRTUAL ANNUAL MEETING DETAILS

WHEN	**Thursday, October 3, 2024, at 1:30 p.m., Eastern Daylight Time**
WHO	**Stockholders at the close of business on the record date of August 9, 2024**
WHERE	**Via live internet webcast at www.virtualshareholdermeeting.com/RPM2024**
PARTICIPATION	**Stockholders will need their unique control number, provided on their notice of internet availability or proxy card, to vote and submit questions during the live webcast**
REPLAY	**Available until October 2, 2025 at www.virtualshareholdermeeting.com/RPM2024**
QUESTIONS?	**Call Innisfree M&A Incorporated at (877) 800-5195 (Toll Free)**

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V55378-P16701

RPM INTERNATIONAL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE.

The undersigned hereby appoints RUSSELL L. GORDON and JANEEN B. KASTNER, and each of them, as Proxy holders, with full power of substitution, to vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, October 3, 2024 at 1:30 P.M. EDT, via live webcast at www.virtualshareholdermeeting.com/RPM2024, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" PROPOSAL ONE, "FOR" PROPOSAL THREE, "FOR" PROPOSAL FOUR AND "FOR" PROPOSAL FIVE.

SPECIAL INSTRUCTIONS FOR
PARTICIPANTS IN THE RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN
AND/OR THE RPM INTERNATIONAL INC. UNION 401(k) TRUST AND PLAN

This Proxy Card also instructs Fidelity Management Trust Company, as Trustee of the RPM International Inc. 401(k) Trust and Plan and/or the RPM International Inc. Union 401(k) Trust and Plan (collectively and individually, the "Plan"), to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. credited to the account of the undersigned under the Plan in the manner appointed on the reverse side hereof.

In addition, the undersigned directs Fidelity Management Trust Company, as Trustee of the Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders a portion of the shares of Common Stock of RPM International Inc. held in the Plan for which no instructions are given, in the manner designated by the undersigned on the reverse side hereof. The portion of such unvoted shares subject to the undersigned's direction shall be the total number of unvoted shares under the Plan multiplied by a fraction equal to the shares for which voting directions were given by the undersigned, divided by the total number of shares of all participants in the Plan for which voting directions were given. AS A RESULT, IF YOU ARE A PARTICIPANT IN THE PLAN AND YOU DO NOT VOTE THE SHARES, THE SHARES WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THOSE SHARES HELD BY PARTICIPANTS IN THE PLAN WHO VOTE THEIR SHARES.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.